                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This ASSET PURCHASE AGREEMENT dated as of January 14, 1997 (the "Agreement") by and between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP"), AMERICAN CYANAMID COMPANY, a Maine corporation ("Cyanamid"), A.H. Robins Company, Incorporated, a Delaware corporation ("A.H. Robins" and together with Cyanamid and AHP, "Sellers") and Selfcare, Inc., a Delaware corporation ("Selfcare") and Selfcare Acquisition Corp., a Delaware corporation, and a wholly-owned subsidiary of Selfcare ("Acquisition Corp." and together with Selfcare, "Buyers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Sellers are engaged in, among other things, the marketing and sale of certain over-the-counter branded products sold in the vitamin and nutritional supplements categories which branded products are listed on EXHIBIT A attached hereto (the "Brands");

     WHEREAS, Buyers desire to purchase certain assets of Sellers relating to the Brands in the Territory (as defined below), and Sellers desire to sell such assets to Buyers, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     Whenever used in this Agreement the terms defined below shall have the indicated meanings:

     1.1 "AFFILIATE" shall mean, with respect to any Person, any Person which directly or indirectly through stock ownership or through other arrangements either controls, or is controlled by or is under common control with, such Person, PROVIDED, HOWEVER, for purposes of this Agreement the term "Affiliate" shall not include subsidiaries in which a Person owns a majority of the ordinary voting power to elect a majority of the board of directors but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

     1.2  "AGGRIEVED PARTY" shall have the meaning set forth in Section 8.2.


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     1.3  "ALLOCATION STATEMENT" shall have the meaning set forth in
Section 2.7.

     1.4 "APPLICABLE LAWS" shall mean, with respect to the Brands or the Purchased Assets in the Territory, all laws, treaties, statutes, ordinances, judgments, decrees, directives, rules, injunctions, writs, regulations, binding arbitration rulings, orders, judicial or administrative interpretations or authorization of, any Governmental Authority having jurisdiction over the Brands or the Purchased Assets in the Territory, as may be in effect on the Closing Date.

     1.5 "APPLICABLE PERMITS" shall mean any waiver, exemption, variance, permit, authorization, license or similar approval, required to be obtained under Applicable Laws in connection with the manufacture of the Products (to the extent Sellers manufacture the Products), distribution or sale of the Products or the ownership of the Purchased Assets, each in the Territory.

     1.6 "ASSUMED LIABILITIES" shall mean (i) all future obligations that are required to be performed and fulfilled after the Closing under the terms of the Contracts, (ii) except to the extent Buyers are entitled to indemnification pursuant to Section 8.1(a)(v), obligations for the return of Products returned after the Closing Date, and (iii) except to the extent Buyers are entitled to indemnification pursuant to Section 8.1(a)(vi), obligations for trade advertising, promotion and coupons relating to the Brands each as in existence as of the Closing Date.

     1.7 "BOOKS AND RECORDS" shall mean the books and records of the Sellers to the extent related exclusively to the Brands or the Purchased Assets and copies of such other books and records of Sellers to the extent related to the Purchased Assets.

     1.8 "BRANDS" shall have the meaning set forth in the first whereas clause of this Agreement.

     1.9  "CLOSING" shall have the meaning set forth in Section 2.3.

     1.10 "CLOSING DATE" shall have the meaning set forth in Section 2.3.

     1.11 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.12 "COMPETITION LAWS" shall mean all Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.


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     1.13 "CONTRACTS" shall mean all agreements, insurance policies, sales orders, licenses, purchase orders, guarantees and any and all other contracts or binding arrangements to which Sellers are a party specifically relating to the Purchased Assets, but excluding any contracts or other binding arrangements to the extent related to the Excluded Assets.

     1.14 "COSTS" shall have the meanings set forth in Section 8.1.

     1.15 "CUSTOMER" shall have the meaning set forth in Section 3.15.

     1.16 "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

     1.17 "EXCLUDED ASSETS" shall mean any of the assets of Sellers not primarily related to the Brands or included among the Purchased Assets, including but not limited to, cash, cash equivalents, accounts receivables, any type of receivable for Taxes, inventories (including raw materials and works in progress) machinery and equipment (other than machinery and equipment included in the Purchased Assets) and Intellectual Property set forth on SCHEDULE 3.6 or otherwise retained by Sellers pursuant to the terms of Section 2.8 hereof.

     1.18 "EXCLUDED LIABILITIES" shall mean any liabilities to the extent relating to the Brands or the Purchased Assets other than Assumed Liabilities.

     1.19 "FINANCING" shall have the meaning set forth in Section 4.6.

     1.20 "FINANCING AGREEMENTS" shall have the meaning set forth in Section
4.6.

     1.21 "GAAP" shall mean United States generally accepted accounting principles consistently applied.

     1.22 "GOVERNMENTAL AUTHORITY" shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States, any foreign government or any jurisdiction, municipality or other political subdivision thereof.

     1.23 "HSR ACT" shall have the meaning set forth in Section 6.3.


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     1.24 "INDEMNIFYING PARTY" shall have the meaning set forth in Section
8.2(i).

     1.25 "INDICIA" shall have the meaning set forth in Section 2.8.

     1.26 "INTELLECTUAL PROPERTY" shall mean the following properties: (i) subject to Section 2.8, all Know-how; (ii) all Trademarks (subject to the Trademark License Agreement); (iii) all copyrights, copyright registrations and applications for registration, designs, industrial models and utility models (including registrations and applications for registration thereof), and (iv) subject to Section 2.8, all trade secrets, insofar as on or before the Closing Date (i), (ii), (iii) and/or (iv) are (a) owned or acquired by Sellers, and (b) employed in connection with the manufacture, use, promotion, advertisement, distribution and/or sale of the Products in the Territory, but not including the Excluded Assets.

     1.27 "KNOW-HOW" shall mean non-exclusive rights to all product specifications, processes, product designs, plans, ideas, concepts, manufacturing, engineering and other manuals and drawings, technical information, data, research records, promotional literature, customer and supplier lists and similar data and information, and other confidential or proprietary technical and business information which on or before the Closing Date are (a) owned or acquired by Sellers, and (b) employed in connection with the manufacture, use, promotion, advertisement, distribution and/or sale of the Products in the Territory, but not including the Excluded Assets.

     1.28 "MATERIAL ADVERSE CHANGE" shall mean a change that has had a Material Adverse Effect.

     1.29 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the Purchased Assets or the business, operations or financial condition of the manufacture, distribution and sale of the Products, whether or not covered by insurance.

     1.30 "MINIMUM LOSS" shall have the meaning set forth in Section 8.3.

     1.31 "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 3.5(b).

     1.32 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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     1.33 "POST-CLOSING TAX PERIOD" shall mean any Tax period (or portion thereof) beginning on the Closing Date.

     1.34 "PRE-CLOSING TAX PERIOD" shall mean any Tax period (or portion thereof) ending before the Closing Date.

     1.35 "PRODUCT LIABILITY CLAIMS" shall have the meaning set forth in Section 3.14.

     1.36 "PRODUCTS" shall mean all products of Sellers bearing the Trademarks sold prior to Closing.

     1.37 "PROMISSORY NOTE" shall mean the promissory note of Selfcare in the principal amount of $6 million in the form attached hereto as EXHIBIT E.

     1.38 "PURCHASED ASSETS" shall mean, collectively, the Intellectual Property (subject to Section 2.8), and to the extent related to the Brands in the Territory, sales and promotional material (including without limitation pertaining to radio, television and print campaigns), customer lists and Books and Records, Applicable Permits (if assignable) and the plates, dyes and custom molds (if applicable) listed on SCHEDULE 1.36, all transferable licenses, permits or other Governmental Authority authorizations exclusively relating to the Brands, the rights and future obligations of Sellers under the Contracts, and all goodwill directly related to the Brands; provided, however, that the Purchased Assets shall not include (i) the trademark FERRO SEQUELS(R) that is subject to the Trademark License Agreement and (ii) the Excluded Assets.

     1.39 "PURCHASE PRICE" shall have the meaning set forth in Section 2.1.

     1.40 "RECALL CAMPAIGNS" shall have the meaning set forth in Section 3.14.

     1.41 "SUPPLY AGREEMENTS" shall mean the supply agreements related to certain products in finished packaged form to be provided by Sellers, their Affiliates or third party manufacturers to Buyers, substantially in the form of EXHIBIT B attached hereto.

     1.42 "STATEMENTS OF NET REVENUE" shall have the meaning set forth in
Section 3.3.

     1.43 "TAXES" (and with correlative meanings, "TAX," "TAXES" and "TAXABLE") shall mean all taxes of any kind imposed by a federal, state, local or foreign Governmental Authority, including but not limited to those on, or measured by or referred to as income, gross receipts, financial operation, sales, use, ad


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valorem, value added, franchise, profits, license, excise, stamp, premium, property, transfer or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by such Governmental Authority with respect to such amounts.

     1.44 "TERMINATION DATE" shall have the meaning set forth in Section 9.1.

     1.45 "TERRITORY" shall mean the United States of America (which shall not include its Territories).

     1.46 "TRADEMARK LICENSE AGREEMENT" shall mean the Trademark License Agreement with respect to the FERRO SEQUELS trademark, substantially in the form of EXHIBIT C hereto.

     1.47 "TRADEMARKS" shall mean (a) the trademarks listed on SCHEDULE 3.9(a), as well as (b) trade dress, labels, logos and all other names and slogans associated with the Brands in the Territory or embodying associated goodwill of the Brands within the Territory, whether or not registered, and any applications or registrations therefor, and (c) any associated goodwill incident to (a) or
(b) above. It is understood by the parties that Trademarks shall not include the Excluded Assets, as well as the names "American Home Products Corporation", "American Cyanamid Company", "Lederle", "A.H. Robins", "Whitehall-Robins", "Whitehall-Robins Healthcare", the "Spectrum" trademark, the "Whitehall Temple Design" logo, the "Spectrum" design mark as identified on SCHEDULE 3.6 and any derivatives or variations thereof used by Sellers on or before the Closing Date.

     1.48 "TRANSITION SERVICES AGREEMENT" shall mean the transition services agreement between Sellers or their Affiliates and Buyers to be entered into prior to Closing based on the business terms contained in the term sheet set forth on EXHIBIT D hereto.


                                    ARTICLE 2

                     PURCHASE AND SALE; CLOSING; ALLOCATION

     2.1 PURCHASE AND SALE. Upon the terms and subject to conditions of this Agreement, (a) Sellers shall sell, assign, transfer and deliver to Buyers the Purchased Assets, and (b) Buyers shall purchase and accept the Purchased Assets from Sellers, subject to the Assumed Liabilities, for an aggregate purchase price of Thirty-Six Million Dollars ($36,000,000.00) (the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.4(a) and (b).


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


     2.2 ASSUMPTION OF LIABILITIES. With respect to the purchase and sale of the Purchased Assets, in addition to payment of the Purchase Price and pursuant to assumption agreements to be executed and delivered in accordance with Section 2.4(h), Buyers will assume at the Closing and subsequently, in due course, pay, honor and discharge (except where it is contesting in good faith) all of the Assumed Liabilities.

     2.3 THE CLOSING. Unless this Agreement shall have been terminated, on the terms and subject to the conditions of this Agreement, the closing of the sale and purchase of the Purchased Assets and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of AHP, Five Giralda Farms, Madison, New Jersey 07940 on the later of February 10, 1997 or the third business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article 7 (other than those contemplated to be satisfied at Closing) shall be fulfilled or waived in accordance with this Agreement or at such other time, date or place as the parties may mutually agree upon in writing (the "Closing Date"). At the Closing, the parties to this Agreement will exchange funds, certificates and other documents specified in this Agreement. For purposes of this Agreement the Closing will be treated as if it occurred at 12:01 a.m. on the Closing Date.

     2.4 DELIVERIES BY Buyers. At the Closing, Buyers shall deliver, or cause to be delivered, to Sellers the following:

          (a) cash in the amount of Thirty Million Dollars ($30,000,000) payable by wire transfer in immediately available funds to a U.S. bank account of Sellers (which account shall be designated by Sellers no fewer than two business days prior to the Closing Date);

          (b) the Promissory Note duly executed by Selfcare;

          (c) the certificate executed by an authorized officer of each of Buyers required to be delivered pursuant to Section 7.2(c);

          (d) a certificate, executed by an authorized officer of each of Buyers, certifying (i) the due organization and good standing of Buyers, (ii) the certificate of incorporation of Selfcare and Acquisition Corp., each certified by the Secretary of State of Delaware; (iii) the corporate resolutions of Buyers authorizing the transactions contemplated by this Agreement, and (iv) the incumbency of officers of each of Buyers executing this Agreement, the Promissory Note and the other agreements, instruments or certificates delivered at the Closing;


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


          (e) the Transition Services Agreement, duly executed by Buyers;

          (f) the Supply Agreements, duly executed by Buyers;

          (g) the Trademark License Agreement, duly executed by Buyers;

          (h) such instruments of assumption and other certificates, instruments or documents, in form and substance reasonably acceptable to Sellers, as may be necessary to effect Buyers' assumption under Applicable Laws of the Assumed Liabilities; and

          (i) such other instruments and documents, in form and substance reasonably acceptable to Buyers and Sellers, as may be necessary to effect the Closing.

     2.5 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver to Buyers the following:

          (a) the certificate executed by authorized officers of each of Sellers required to be delivered pursuant to Section 7.3(c);

          (b) a certificate, executed by an authorized officer of each of the Sellers, certifying (i) the due organization and good standing of Sellers, (ii) the corporate resolutions of Sellers authorizing the transactions contemplated by this Agreement, and (iii) the incumbency of officers of the Sellers executing this Agreement and the other agreements, instruments or certificates delivered upon the Closing;

          (c) the Transition Services Agreement, duly executed by Sellers;

          (d) the Supply Agreements, duly executed by Sellers;

          (e) the Trademark License Agreement, duly executed by Sellers;

          (f) bills of sale and any other appropriate instruments of sale and conveyance, in form and substance reasonably acceptable to Buyers, transferring under Applicable Laws all tangible personal property included in the Purchased Assets to Buyers or its Affiliates;

          (g) bills of sale and any other appropriate instruments of sale and conveyance, in form and substance reasonably acceptable to Buyers, transferring under Applicable Laws all Intellectual Property included within the Purchased Assets to Buyers or its Affiliates, including assignments of


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



trademarks suitable for recording with the United States Patent and Trademark Office.

          (h) assignments, in form and substance reasonably acceptable to Buyers, assigning to Buyers or its Affiliates under Applicable Laws all Contracts; and

          (i) such other instruments and documents, in form and substance reasonably acceptable to Buyers and Sellers, as may be necessary to effect the Closing.

     2.6  FURTHER ASSURANCES.

          (a) From time to time, at Buyers' or Sellers' request and in accordance with Section 6.2, whether at or after the Closing Date, Buyers or Sellers, as the case may be, shall, and shall cause their respective Affiliates to, execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as Buyers or Sellers, as the case may be, may reasonably require of the other party to more effectively assign, convey and transfer to such party the Purchased Assets and to assume the Assumed Liabilities, as contemplated by this Agreement.

          (b) To the extent that the assignment of any Contract to Buyers hereunder shall require the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Sellers will use their diligent efforts to obtain the consent of the other parties to such assumed Contracts for the assignment thereof to Buyers, PROVIDED, HOWEVER, that Sellers shall not be obligated to make any payment or take any other detrimental action to obtain any such consent. If any such consent is not obtained, Sellers shall, and shall cause their Affiliates to, cooperate with Buyers in any arrangement reasonably requested by Buyers to provide for Buyers the same or similar benefits under any such Contract, including the enforcement at the cost of and for the benefit of Buyers of any and all rights thereunder of Sellers or their respective Affiliates against the other party thereto.

     2.7  ALLOCATION.

          (a) Prior to Closing, Buyers and Sellers shall use diligent efforts to agree in good faith upon a statement (the "Allocation Statement") setting forth the value of the Purchased Assets, which shall be used for the allocation of the Purchase Price among the Purchased Assets.

          (b) The Sellers and Buyers covenant and agree to report for Tax purposes the allocation of such Purchase Price


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among the Purchased Assets in a manner entirely consistent with the Allocation
Statement and agree to act in accordance with such Allocation Statement and in the filing of all tax returns (including, without limitation, filing Form 8594 with its federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

     2.8 SELLERS' RETENTION OF CERTAIN RIGHTS. Notwithstanding anything to the contrary contained in this Agreement other than the provisions of this Section 2.8, Sellers shall retain rights in and to the Know-how and trade secrets for the following purposes: to utilize the Know-how and trade secrets (a) without restriction outside the Territory and (b) within the Territory (i) to manufacture, distribute, promote, advertise, use, and/or sell products other than the Products, and (ii) to manufacture, distribute, promote, advertise, use and/or sell Products for direct export by Sellers and/or their Affiliates outside of the Territory; provided however, that nothing contained herein shall permit Sellers and/or their Affiliates to promote, advertise or sell in the Territory the Products to retail customers.

          This Agreement shall not affect the rights of Sellers, and/or their Affiliates, to utilize in countries and territories other than the Territory, Sellers' trademarks, copyrights, trade dress, product shapes, packaging, label, product, and other designs and indicia of Sellers' ownership.

          Sellers agree not to sell or distribute products (which if sold or distributed within the Territory would infringe Buyers' rights in the Trademarks) to any Person that Sellers and/or their Affiliates know (i) intends to export or sell, directly or indirectly, or (ii) does export or sell, directly or indirectly, such products into the Territory.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby jointly and severally represent and warrant to Buyers as follows:

     3.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and each Seller has all requisite corporate power to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each Seller, the execution and delivery by each Seller of the other agreements contemplated hereby, and the consummation by each


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Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller and no other or further corporate proceedings will be necessary for the execution and delivery of such agreements by each Seller, the performance by each Seller of its obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and general principles of equity.

     3.2 GOVERNMENTAL AUTHORIZATION; REQUIRED CONSENTS. The execution, delivery and performance by Sellers of this Agreement and the other agreements contemplated hereby and the consummation by Sellers of the transactions contemplated hereby and thereby will not require any notice to, filing with, or the consent, approval or authorization of, any Person or Governmental Authority, except as contemplated in Section 6.3 hereof or as set forth in SCHEDULE 3.2, other than where the failure to obtain such consent, approval or authorization, or to give or make any such notice or filing, would not be reasonably expected to have a Material Adverse Effect. Except as contemplated in Section 6.3 hereof or as set forth in SCHEDULE 3.2, neither the execution, delivery or performance of this Agreement or of the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) violate or result in a breach or result in the acceleration or termination of, or the creation in any third party of the right to accelerate, terminate, modify or cancel, any Contract or other material obligation or liability to which any of the Sellers is a party or is bound or to which any of the Purchased Assets are subject, (ii) conflict with, violate or result in a breach of any provision of the incorporation documents or by-laws of any of Sellers in any material respect, or (iii) conflict with or violate any Applicable Laws in any material respect or court order.

     3.3 STATEMENTS OF BRAND INCOME. The audited statements of Net Revenues in Excess of Direct Expenses for the years ended November 30, 1995 and 1996, are attached hereto as EXHIBIT F (collectively, the "STATEMENTS OF NET REVENUE"). The information contained in the Statements of Net Revenue fairly present in all material respects Net Revenues, cost of sales, direct marketing expenses, direct selling, general and administrative expenses and net revenues in excess of direct expenses, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) for the periods then ended.


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


     3.4 ABSENCE OF CERTAIN CHANGES. Except (x) to the extent arising out of or relating to the transactions contemplated by this Agreement or (y) for matters listed on SCHEDULE 3.4, since November 30, 1996, (i) the Purchased Assets have been utilized in the ordinary course of business of Sellers in a manner consistent with past practice and (ii) other than the general decline in the business related to the Purchased Assets described on SCHEDULE 3.4, there has not been any Material Adverse Change or any damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the Purchased Assets taken as a whole.

     3.5  PROPERTIES.

          (a) Except as set forth on SCHEDULE 3.5(a), Sellers have good and marketable title to all Purchased Assets.

          (b) No Purchased Asset is subject to any Encumbrance, except (i) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith; (ii) immaterial mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business (all items included in items (i) and (ii) are referred to collectively herein as the "Permitted Encumbrances").

          (c) No violation of any Applicable Law relating to the Purchased Assets currently exists, except for violations which have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.6 SUFFICIENCY OF THE PURCHASED ASSETS. Upon the Closing, Buyers will acquire good and marketable title in and to each of the Purchased Assets, free and clear of all Encumbrances, except the Permitted Encumbrances. Other than as described on SCHEDULE 3.6 and except for the Excluded Assets, the Intellectual Property included in the Purchased Assets constitutes, and on the Closing Date will constitute, all of the intellectual property (including without limitation, the Intellectual Property) that Sellers have used, held for use or is necessary for the use, in the manufacture, use, advertising, promotion, sale and distribution of the Products in the Territory on the Closing Date.

     3.7 LITIGATION. (a) Except as set forth in SCHEDULE 3.7(a), there is no civil, criminal or administrative action, suit, hearing, proceeding or investigation pending or, to the knowledge of Sellers, threatened against the Seller in connection with the Brands, the Purchased Assets or the transactions contemplated hereby.

          (b) Except as set forth in SCHEDULE 3.7(b), the Sellers are not subject to any order, writ, judgment, award,


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


injunction, or decree of any court or governmental or regulatory authority or any arbitrator or arbitrators relating to the Purchased Assets.

     3.8 CONTRACTS. SCHEDULE 3.8(i) sets forth a list, as of the date hereof, of each Contract. Except as set forth in SCHEDULE 3.8(ii), each Contract is a valid and binding agreement and is in full force and effect. Except as otherwise provided in SCHEDULE 3.8(iii), Sellers are not in default and have no knowledge of any default by the other party thereto under any Contract listed in SCHEDULE 3.8(i). To Sellers' knowledge, there is no assertion by any third party of any claim of material default or breach under any of the Contracts except for such claim as would not be reasonably expected to have a Material Adverse Effect.

     3.9  INTELLECTUAL PROPERTY RIGHTS.

          (a) LIST OF CERTAIN INTELLECTUAL PROPERTY. SCHEDULE 3.9(a) lists all Intellectual Property that is registered with or issued by the United States Patent and Trademark Office and the United States Copyright Office. The list specifies, where applicable, the jurisdictions in which each has been issued or registered, including the respective registration or application numbers and names of all registered owners.

          (b) NO CONFLICT. To the knowledge of the Sellers, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any Person, including without limitation, any employee or former employee of the Sellers.

To the knowledge of Sellers, except as set forth in SCHEDULE 3.9(b), with respect to the Intellectual Property, no Person has asserted or threatened, in writing, to assert any claim:

    (i) that the manufacturing, use, sale, marketing, advertising, promotion or distribution of any one or more of the Purchased Assets infringes or misappropriates any intellectual property right of any Person;

    (ii)  adverse to Sellers' use of the Intellectual Property; or

    (iii) challenging Sellers' ownership of, or the validity of or right to enforce, the Intellectual Property.

          (c) OWNERSHIP WARRANTY. Except as disclosed on SCHEDULE 3.9(c), Sellers represent and warrant that:

              (i) Sellers own all right, title, and interest in and to the properties described in Section 1.26(ii) and (iii);

              (ii) Sellers own the properties described in Section 1.26(i) and
(iv);

              (iii) no other Person has any ownership interest with respect to the Trademarks in the Territory; and

              (iv) no Intellectual Property is subject to any outstanding decree, order, judgment, settlement, or stipulation restricting in any manner the assignment or sale thereof by the Sellers or use or exploitation thereof by the Buyers in the Territory.

          (d) STATUS OF REGISTRATION. All of the Intellectual Property listed on
SCHEDULE 3.9(a) that is issued by, registered with or filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office has been duly issued by or registered with or duly filed in such office, as the case may be, and has been properly maintained and renewed in accordance with all applicable provisions of applicable law and regulations in the U.S. To the best of Sellers' knowledge, the Sellers have taken, and where applicable, not failed to take, reasonable precautions to (i) protect their rights in the Trademarks and (ii) maintain the confidentiality of the proprietary Know-how. Except as disclosed on SCHEDULE 3.9(d), to the knowledge of Sellers', Sellers are not in breach of any material provision of any written contract, license, sublicense, assignment or indemnification which relates to the Intellectual Property and have not taken or failed to take any action that would preclude or hinder the protection or enforcement of the Trademarks.

          (e) PATENTS. Subject to the provisions of SCHEDULE 3.6, as of the Closing Date, Sellers neither own nor have acquired any patents (including applications, renewals, reissues, divisions, continuations, continuations-in-part, and extensions thereof) which are used or held for use in the manufacture, promotion, use, advertisement, distribution and/or sale of the Products in the Territory.

     3.10 COMPLIANCE WITH LAW; APPLICABLE PERMITS. Except as set forth in
SCHEDULE 3.7(b) or SCHEDULE 3.10, the Purchased Assets are being utilized in compliance with all Applicable Laws, except where the failure so to comply would not be reasonably expected to have a Material Adverse Effect. Sellers have all Applicable Permits necessary to own, operate or lease their respective properties and to utilize the Purchased Assets as currently conducted, other than those the absence of which would not be reasonably expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of Sellers, threatened which may result in the revocation, cancellation or suspension of any such Applicable Permits, except those the absence of which would not be reasonably expected to have a Material Adverse Effect.

     3.11 FDA MATTERS. Except as set forth on SCHEDULE 3.11, none of the Products is being manufactured, assembled (other than the manufacture or assembly in connection with research and development) or sold by the Sellers which at the date hereof would require any approval of the United States Food and Drug Administration (the "FDA") or any other Governmental Authority for the purpose for which they are being manufactured, assembled or sold which approval has not been obtained. Except as set forth on SCHEDULE 3.11, the Brands now being commercially distributed by Sellers in the Territory meet the applicable legal requirements of any such jurisdiction in all material respects and all requisite Applicable Permits have been duly obtained and are in full force and effect. There is no action or proceeding by the FDA or any other Governmental Authority, including, but not limited to, recall procedures, pending or, to the knowledge of Sellers, threatened against Sellers relating to safety or efficacy of any of the Products.

     3.12 INSURANCE. All of the policies of insurance and bonds presently in force with respect to the Purchased Assets are listed in SCHEDULE 3.12.

     3.13 BROKER'S FEES. Except for the retention of Dominick & Dominick and Furman Selz Incorporated, the fees and expenses of which will be paid by Sellers pursuant to Section 6.1, the Sellers have not employed any broker, finder or investment banker or incurred any liability for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     3.14 WARRANTIES AND RECALLS. There are no current general recall campaigns or programs relating to the Products ("Recall Campaigns"), except as set forth on SCHEDULE 3.15. Except as set forth on SCHEDULE 3.7(a) or SCHEDULE 3.14, no product liability or similar claims or proceedings ("Product Liability Claims") are pending or have been instituted or, to the knowledge of Sellers, threatened in writing since January 1, 1994.

     3.15 CUSTOMERS. SCHEDULE 3.16 sets forth a list as of the date hereof of the name of (i) each of Sellers' twenty most significant customers (in terms of payments by such persons in 1996) (a "Customer"). There is no pending material dispute with any Customer and, to the knowledge of Sellers, no Customer has threatened in writing to decrease materially its purchases of the Products.

     3.16 DEPOSITS AND PREPAYMENTS. Sellers have not received any payments or deposits from Customers for products relating to the Products not yet shipped by Sellers to such Customers.

     3.17 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of Sellers expressly set forth in this Agreement, neither Sellers nor any other Person makes any other express or implied representation or warranty on behalf of Sellers, or otherwise with respect to the Purchased Assets.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each of the Buyers hereby jointly and severally represent and warrant to Sellers that:

     4.1 CORPORATE ORGANIZATION. Each of the Buyers is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of the Buyers has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in each domestic or foreign jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be reasonably expected to have a material adverse effect on the business, operations or financial condition of each of the Buyers and their subsidiaries, taken as a whole.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Buyers has the requisite corporate power and authority to execute and deliver this Agreement, the Promissory Note (with respect to Selfcare) and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Buyers of this Agreement, the Promissory Note (with respect to Selfcare), and the other agreements contemplated hereby and the consummation by Buyers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Buyers and no other corporate proceeding is necessary for the execution and delivery of this Agreement, the Promissory Note, or such other agreements contemplated hereby, the performance by Buyers of their obligations hereunder or thereunder and the consummation by Buyers of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Buyers and constitutes a legal, valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditor's rights and general principles of equity.

     4.3 CAPITALIZATION OF BUYERS (a) As of the date hereof, the authorized capital stock of Selfcare consists of (i) 40,000,000 shares of Common Stock, $.001 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 10,000 shares are designated as Series A Convertible Preferred Stock. As of November 13, 1996, (i) 5,874,367 shares of Common Stock are issued and outstanding, all of which have been validly issued and are fully paid and non-assessable, and (ii) 5,500 shares of Series A Convertible Preferred Stock are issued and outstanding, all of which have been validly issued and are fully paid and non-assessable.

     (b) As of the date of this Agreement, the authorized capital stock of Acquisition Corp. consists of 1,000 shares of Common Stock, $.01 par value. As of the date hereof, 1,000 shares of Common Stock are issued and outstanding, all of which have been validly issued and are fully paid and non-assessable. All shares of Acquisition Corp. are owned solely by Selfcare.

     4.4 BROKER'S FEES. Except for the retention of Covington Associates, the fees and expenses of which will be paid by Buyers pursuant to Section 6.1, none of Buyers or any of its Affiliates has employed any broker, finder or investment banker or incurred any liability for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     4.5  CONSENTS AND APPROVALS; NO VIOLATIONS. Except as contemplated by
Section 6.3 hereof, no material filing with, and no material permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyers of the transactions contemplated by this Agreement or the other agreements which Buyers will execute pursuant to the terms of this Agreement. Except as contemplated by Section 6.3 hereof, the execution and delivery of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby will not (x) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or by-laws of Buyers, or (y) contravene in any material respect any law, rule or regulation of any state, the federal laws of the United States or any foreign country or any order, writ, judgment, injunction, decree, determination or award currently in effect that is binding upon Buyers or any of their subsidiaries or any of their respective properties.

     4.6 FINANCING. Buyers will use their commercially reasonable efforts to receive and furnish a copy to Sellers of a commitment letter (the "Commitment Letter") from a bank of national or international standing acceptable to Sellers in their reasonable judgement (it being understood that Fleet Bank so qualifies and is satisfactory to Sellers) in an amount no less than $27 million. Buyers will use their commercially reasonable efforts to enter into financing (loan or equity) agreements (the "Financing Agreements") so that the aggregate proceeds of the bank and/or equity financing (together with Buyers' cash on hand, the "Financing") will be in an amount sufficient to pay any amounts at Closing necessary to acquire the Purchased Assets, and to pay all related fees and expenses required to be borne by Buyers.

     4.7 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of Buyers expressly set forth in this Agreement, neither Buyers nor any other Person makes any other express or implied representation or warranty on behalf of Buyers.


                                    ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE CLOSING

     Sellers agree that:

     5.1  CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date
(a) Sellers shall utilize the Purchased Assets in the ordinary course consistent with past practice and use their diligent efforts to preserve intact relationships with third parties, including the Customers. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Sellers will not acquire, sell, lease, license or otherwise dispose of any Purchased Assets except in the ordinary course consistent with past practice of Sellers; and (b) without the written consent of Buyers, Sellers will not enter into any Contract which, had it been in existence on the date hereof, would have been required to be listed in SCHEDULE 3.8.

     5.2 ACCESS TO INFORMATION. From the date hereof until the Closing Date, Sellers (a) will give Buyers, their counsel, financial advisors, lenders, auditors and other authorized representatives full access on reasonable notice and at reasonable times to the books and records of Sellers to the extent relating to the Brands or the Purchased Assets, (b) will furnish to Buyers, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information to the extent relating to the Purchased Assets as such Persons may reasonably request and (c) will instruct counsel and financial advisors of Sellers to cooperate with Buyers in its investigation of the Purchased Assets PROVIDED that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers. In connection therewith, the parties will comply with the terms of the Confidentiality Agreement dated January 10, 1996 between Selfcare and Furman Selz Incorporated, as agent of AHP, which agreement shall survive the termination of this Agreement.

     5.3 NOTICES OF CERTAIN EVENTS. (a) Sellers shall promptly notify Buyers of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any Governmental Authority in connection with the Brands, the Purchased Assets or the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Sellers or the Purchased Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.7 or Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement; and

          (iv) any notice or other communication (A) from a Customer that the Customer intends to decrease materially its purchases of the Products or
     (B) from a supplier of the Products that the supplier intends to discontinue supplying, or increase materially the price of, the goods or services provided by such supplier.

     5.4 BUYERS' NOTIFICATION. Buyers shall promptly notify Sellers of (i) all significant developments relating to the Financing, and (ii) any facts and circumstances that are reasonably likely to result in (a) any of the conditions set forth in the Financing Agreements not being satisfied, or (b) the conditions set forth in Section 7.1(d) not being satisfied.

     5.5 CERTAIN ACTIONS. Sellers shall not waive, release, grant or transfer any Intellectual Property included in the Purchased Assets or any right thereto or modify or change in any material respect any existing material license, distribution agreement or other document, in each case, other than in the ordinary course of business.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

     The parties hereto agree that:

     6.1 EXPENSES. Except as expressly set forth herein, all expenses, including the fees of any attorneys, accountants, investment bankers or others engaged by a party, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

     6.2 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees (i) to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, (ii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) to use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iv) to use all reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by Governmental Authorities with respect to the transactions contemplated hereby.

     6.3 FILINGS AND AUTHORIZATIONS. The Sellers and Buyers have filed or supplied or will, as promptly as practicable, file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, if necessary, any other Competition Laws, in connection with the transactions contemplated by this Agreement. Sellers and Buyers, as promptly as practicable, (a) will make, or cause to be made, all such other filings and submissions under Applicable Laws, or to their subsidiaries and Affiliates, as may be required for them to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and (b) will use reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Authorities necessary to be obtained by them, or their Affiliates, in order for them so to consummate such transactions.

     6.4 INFORMATION FOR OTHER FILINGS. The parties represent to each other that the information provided and to be provided by Buyers and Sellers, respectively, for use in any document to be filed under the HSR Act or any other Competition Law, shall, at the respective times such documents are filed with such Governmental Authority, and if so required and on the Closing Date, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading in any material respect, and Sellers and Buyers each agree that if so required to so correct any such information provided by it for use in such documents that shall have become false or misleading in any material respect.

     6.5  TAX MATTERS.

          (a) Buyers and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the filing of all returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Sellers and Buyers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Purchased Assets and each shall execute and deliver such documents as are necessary to carry out the intent of this Section 6.5(a).

          (b) All personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Sellers and Buyers as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Period. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyers shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Within 60 days after the Closing, Sellers and Buyers shall present statements to each other setting forth the amount of reimbursement to which each is entitled under this Section 6.5(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 30 days after the delivery of such statement. Thereafter, Sellers shall notify Buyers upon receipt of any bill for personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyers who shall pay the same to the appropriate Taxing Authority. In the event that either Sellers on the one hand or Buyers on the other hand shall thereafter make a payment for which it is entitled to reimbursement under this Section 6.5(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

Any payment required under this Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code from the delivery date for each day until paid.

          (c) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyers and any recording or filing fees with respect thereto shall be borne equally by Sellers on the one hand and Buyers on the other.

     6.6 USE OF CERTAIN NAMES. Following the Closing, Buyers shall revise product literature and labeling (including stickering), change packaging and stationery, and otherwise discontinue use of the names "American Cyanamid," "American Home Products," "Lederle," "A.H. Robins," "Whitehall-Robins Healthcare," "Whitehall" and derivatives and variations thereof in the manner set forth in the Supply Agreements.

     6.7 OTHER AGREEMENTS. At the Closing, Sellers and Buyers will enter into the Supply Agreements, the Trademark License Agreement and Transition Services Agreement and Selfcare will execute and deliver the Promissory Note.

     6.8 TERMINATION OF SALE DISCUSSIONS. Upon the execution of this Agreement, Sellers shall promptly terminate all pending discussions with prospective buyers of the Purchased Assets other than Buyers. During the period between the date hereof and the Closing, unless this Agreement is terminated by either party in accordance with the provisions hereof, neither Sellers nor any of their respective officers, directors, Affiliates, employees or agents will, directly or indirectly, solicit any offers, bids or indications of interest, with respect to the Purchased Assets nor shall Sellers furnish, or authorize any agent or representative to furnish, any information concerning the Purchased Assets to any third party.

     6.9 ACCESS TO RECORDS AFTER EFFECTIVE TIME. (a) For a period of six years after the Closing, or, if later, until the end of the statute of limitations period with respect to Taxes regarding the Purchased Assets, Sellers and their representatives shall have reasonable access to all of the books and records of the Buyers relating to the Purchased Assets with respect to periods prior to the Closing Date to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Purchased Assets prior to the Closing Date. Buyers shall afford such access upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs and expenses incurred by them pursuant to this Section 6.9. If Buyers shall desire to dispose of any of such books and records prior to the expiration of such six-year period (or, if later, until the end of the statute of limitations period with respect to Taxes regarding the Purchased Assets), the Buyers shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may elect.

          (b) To the extent not included in the Books and Records, for a period of six years after the Closing Date, or until the end of the period of the statute of limitations with respect to Taxes regarding the Purchased Assets, Buyers, and their respective representatives shall have reasonable access to all of the books and records relating to the Purchased Assets. Such access shall be afforded by Sellers and their Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyers shall be solely responsible for any costs and expenses incurred by them pursuant to this Section 6.9(b). If Sellers or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyers and its Affiliates opportunity, at Buyers's expense, request delivery of any such books and records to Buyers.

     6.10 NON-SOLICITATION. Until the first anniversary of the Closing Date, Buyers agree that they and their Affiliates will not, directly or indirectly, for their own benefit or as agent for another, without the prior consent of Sellers, hire any person employed by Sellers with whom Buyers have had contact in connection with this transaction or solicit to leave the employ of Sellers; PROVIDED THAT, such covenant shall not restrict Buyers and their Affiliates from conducting a general employee solicitation act not targeted at Sellers or their Affiliates. This provision does not survive termination of the Agreement.


                                    ARTICLE 7

                                   CONDITIONS

     7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) all consents and approvals of Governmental Authorities, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and any waiting period (including any extension thereof) applicable to the consummation of the Agreement under the HSR Act or under other Competition Laws shall have expired or been terminated;

          (b) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority or executive order promulgated or enacted by any Governmental Authority shall be in effect that would restrain or otherwise prevent the consummation of the transactions contemplated by the Agreement;

          (c) Buyers and Sellers shall have entered into the Transition Services Agreement, the Supply Agreements and the Trademark License Agreement; and

          (d) Buyers shall have obtained funds from the Financing and/or cash on hand sufficient to enable it to pay the cash portion of the Purchase Price for the Purchased Assets.

     7.2 CONDITIONS TO THE OBLIGATION OF SELLERS. The obligation of Sellers to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Buyers shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

          (b) the representations and warranties of Buyers in this Agreement shall be accurate in all material respects, as of the Closing Date with the same force and effect as though made at such time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date);

          (c) Buyers shall have furnished to Sellers a certificate, dated as of the Closing Date, signed by a duly authorized officer of each of the Buyers to the effect that all conditions set forth in Sections 7.2(a) and (b) have been satisfied; and

          (d) the Board of Directors of AHP shall have approved the transactions contemplated by this Agreement; provided, however, that the transaction shall be presented to the AHP Board of Directors for consideration at the next scheduled Board meeting following Buyers' delivery of a Commitment Letter to AHP satisfactory to AHP in its reasonable judgment.

     7.3 CONDITIONS TO THE OBLIGATION OF BUYERS. The obligation of Buyers to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Sellers shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing;

          (b) the representations and warranties of Sellers in this Agreement, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date with the same force and effect as though made at such time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date);

          (c) Sellers shall have furnished to Buyers a certificate, dated as of the Closing Date, signed by a duly authorized officer of each of the Sellers to the effect that all conditions set forth in Sections 7.3(a) and (b) have been satisfied;

          (d) The consents of third parties, including Governmental Authorities, set forth in SCHEDULE 7.3(d), shall have been obtained or arrangements shall have been made reasonably satisfactory to Buyers and Sellers to allow Buyers to receive substantially the same economic benefits as if all such consents have been obtained; and

          (e) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.


                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 INDEMNIFICATION. (a) Subject to Section 8.3, Sellers shall jointly and severally indemnify, defend and hold harmless Buyers and its Affiliates, and their respective officers, directors, employees and controlling Persons from any liability, damage, deficiency, loss, judgments, assessments, cost or expense, including reasonable attorneys' fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (being hereafter referred to in this Article VIII as "Costs"), arising from or attributable to:

          (i) The breach of any representation or warranty made by Sellers in this Agreement;

          (ii) Any failure of Sellers duly to perform or observe any covenant or agreement to be performed or observed by Sellers pursuant to this Agreement;

          (iii) The Excluded Liabilities;

          (iv) Except as otherwise specifically set forth in the Supply Agreement, all Product Liability claims directly related to products manufactured and sold by Sellers prior to Closing;

          (v) All obligations for the return of Products returned subsequent to the Closing Date but prior to the nine-month anniversary of the Closing Date which the customer has previously taken title to, or otherwise accepted for delivery, in an amount not to exceed EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000), it being understood that for purposes of satisfying the indemnity contained herein, such returns shall be valued at the price paid by such customer for such returned Product, and Buyers shall remit to Sellers any consideration received after such return for such returned Product; and

          (vi) All obligations for the redemption of coupons issued prior to Closing but redeemed prior to the nine-month anniversary of the Closing Date, in an amount not to exceed ONE HUNDRED THOUSAND DOLLARS ($100,000).

          (b) Buyers shall jointly and severally indemnify and hold harmless Sellers, their respective officers, directors, employees and Affiliates from Costs arising from or attributable to:

          (i) The breach of any representation or warranty made by Buyers in this Agreement;

          (ii) Any failure of Buyers duly to perform or observe any covenant or agreement to be performed or observed by Buyers pursuant to this Agreement;

          (iii) The Assumed Liabilities;

          (iv) Except as specifically set forth in the Supply Agreements, all Product Liability claims related to products manufactured or sold by Buyers or its Affiliates on or after the Closing; and

          (v) Except to the extent indemnification is provided for in Section 8.1(a)(v), all obligations for Products sold prior to or subsequent to the Closing Date and returned subsequent to the Closing Date.

          (c) Sellers and Buyers shall indemnify the other for all Taxes for the periods and in the manner described in Section 6.5 which shall be the sole and exclusive basis of indemnity for Taxes under this Agreement.

     8.2  PROCEDURES.

          (i) Promptly after the receipt by any Person entitled to indemnity hereunder of notice under this paragraph 8.2, of (a) any claim or (b) the commencement of any action or proceeding, such Person (the "Aggrieved Party") will, if a claim with respect thereto is to be made against any party obligated to provide indemnification pursuant to this Article 8 (the "Indemnifying Party"), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, and, upon such assumption, shall cooperate fully with the Indemnifying Party in the conduct of such defense. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than fifteen days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting therefrom. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim or litigation. In addition, all awards and costs payable by a third party to the Aggrieved Party or the Indemnifying Party previously paid by an Indemnifying Party shall belong to the Indemnifying Party.

          (ii) If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the

     Aggrieved Party a sum equivalent to the total amount demanded (subject to the limitation set forth in Section 8.3(b)) in such claim or litigation less the Minimum Loss, or shall deliver to the Aggrieved Party a surety bond in form and substance reasonably satisfactory to the Aggrieved Party in such amount, the Aggrieved Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all expenses, legal or otherwise, incurred by the Aggrieved Party in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Aggrieved Party in the defense against such claim or litigation subject to the limitations set forth in Article 8.

     8.3 LIMITATIONS. (a) An Aggrieved Party shall not be entitled to recover any Costs under Section 8.1(a)(i), (ii) and (iv) until the aggregate amount of the Costs suffered by the Aggrieved Party thereunder shall exceed $350,000.00 (the "Minimum Loss"), at which time the indemnification provided under Section 8.1(a)(i), (ii) and (iv) shall apply to all Costs in excess of the Minimum Loss, and (b) the maximum liability under Section 8.1(a)(i), (ii) and (iv) or 8.1(b)(i) and (ii), as the case may be, for an Indemnifying Party shall not exceed $18,000,000.00 in the aggregate. Solely for purposes of Article 8, if a breach of representation or warranty has occurred in accordance with its terms (including giving effect to any materiality qualifications), in determining the amount of Costs resulting therefrom, such representation or warranty shall be read and interpreted as if any materiality qualifications were not contained therein.

     8.4 INDEMNIFICATION AS SOLE REMEDY. To the fullest extent permitted by law, the indemnification provided in this Article 8, subject to the limitations set forth herein, shall be the exclusive post-Closing remedy for damages available to any Aggrieved Party.


                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual written consent of Buyers and Sellers;

          (b) by Buyers or Sellers if the Closing shall not have occurred on or prior to February 28, 1997, PROVIDED, HOWEVER, that a party shall not have the right to terminate under this Section 9.1(b) if such party's (or such party's Affiliates) failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date;

          (c) subject to Section 6.3, by Buyers or Sellers if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by Sellers at any time after February 6, 1997 if Sellers have not received a copy of the Commitment Letter satisfactory to Sellers in their reasonable judgement.

          The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 9.1 is herein referred to as the "Termination Date."

     9.2 EFFECT OF TERMINATION. Except as set forth in Section 5.2, upon the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for breach of this Agreement prior to such termination and the provisions of Articles 8 and 10 shall survive such termination with respect to any such breach.


                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 PUBLIC STATEMENTS. So long as this Agreement is in effect, none of the parties hereto shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without consulting with and obtaining the consent of the other party which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required where such release or announcement is required by applicable law.

     10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by reputable overnight courier or certified mail (return receipt requested) or sent by telecopier (confirmed thereafter by certified mail) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)      if to Sellers:

                   American Home Products Corporation
                   Five Giralda Farms
                   Madison, New Jersey 07940
                   Attention:    David M. Olivier
                                 Senior Vice President
                   Telecopier Number: (201) 660-7156

                   with a copy to:

                   American Home Products Corporation
                   Five Giralda Farms
                   Madison, New Jersey 07940
                   Attention:    Senior Vice President and General
                                 Counsel
                   Telecopier Number: (201) 660-7155

          (b)      if to Buyers:
                   Selfcare, Inc.
                   200 Prospect St.
                   Waltham, MA  02154
                   Attention:  President
                   Telecopier Number: (617) 647-3939

                   with a copy to:
                   Foley, Hoag & Eliot, LLP
                   One Post Office Square
                   Boston, MA  02129
                   Attention:  John D. Patterson, Jr.
                   Telecopier Number:  (617) 832-7000

          Notice so given shall (in the case of notice so given by mail) be deemed to be given and received on the third calendar day after mailing or the next business day if sent by a reputable overnight courier and (in the case of notice so given by telecopier or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

     10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties hereto shall survive the Closing and shall remain in full force and effect for a period of 18 months after the Closing Date except for those relating to Taxes, which representations and warranties shall survive until the period of the applicable statute of limitations has expired. Except for claims relating to Taxes, in no event shall any amounts be recovered from an Indemnifying Party under Article 8 or otherwise for any breaches of representations or warranties for which a written notice of claim specifying in reasonable detail the specific nature of the Costs and the estimated amount of such Costs ("Claim Notice") is not delivered to the other party prior to the close of business on the 18 month anniversary date of the Closing Date, and the indemnities related to breaches of representations and warranties granted by the Sellers and Buyers in Article 8 shall terminate 18 months after the Closing Date; PROVIDED, HOWEVER, that such indemnities shall survive with respect only to the specific matter that is the subject of any Claim Notice delivered in good faith within such 18 month period and otherwise in compliance with the requirements of Article 8 until the earlier to occur of
(A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution.

     10.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.5 WAIVER. At any time prior to the Closing, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.

     10.6 PARTIES IN INTEREST. This Agreement may not be assigned by a party without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Buyers may assign its rights and obligations to an Affiliate of Buyers. This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and, subject to the first sentence of this Section, its successors and assigns PROVIDED, HOWEVER, the persons entitled to indemnification under Article 8 shall be beneficiaries of such provisions.

     10.7 ENTIRE AGREEMENT; GOVERNING LAW; MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; is not intended to confer upon any other person any rights or remedies hereunder; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereunder. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    AMERICAN HOME PRODUCTS CORPORATION


                                    By: /s/ David M. Oliver

                                        -----------------------------------
                                        Name:
                                        Title:



                                    AMERICAN CYANAMID COMPANY


                                    By: /s/ Gerald A. Jibilian

                                        -----------------------------------
                                        Name:
                                        Title:



                                    A.H. ROBINS COMPANY, INCORPORATED


                                    By: /s/ Gerald A. Jibilian

                                        -----------------------------------
                                        Name:
                                        Title:


                                    SELFCARE, INC.




                                    By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:



                                    SELFCARE ACQUISITION CORP.




                                    By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    AMERICAN HOME PRODUCTS CORPORATION

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                    AMERICAN CYANAMID COMPANY

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                    A.H. ROBINS COMPANY, INCORPORATED

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    SELFCARE, INC.



                                    By: /s/  RON ZWANZIGER
                                        -----------------------------------
                                        Name: RON ZWANZIGER
                                        Title: CEO


                                    SELFCARE ACQUISITION CORP.



                                    By: /s/  RON ZWANZIGER
                                        -----------------------------------
                                        Name: RON ZWANZIGER
                                        Title: CEO

                                                             Direct Manufacture

                           MATERIAL OMITTED AND FILED
                       SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION

                                                                   Exhibit B(1)



                                SUPPLY AGREEMENT

     AGREEMENT, effective this _____ day of ________, 1997 ("Effective Date") by and between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP"), AMERICAN CYANAMID COMPANY, a Maine corporation, ("ACY") and A.H. Robins Company, Incorporated, a Delaware corporation ("A.H. Robins" and together with AHP and ACY, "Sellers") and SELFCARE, INC., a Delaware corporation ("SelfCare") and SELFCARE ACQUISITION CORP., a wholly owned subsidiary of SelfCare, Inc., a Delaware corporation (together with SelfCare, "Buyers").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Sellers are engaged, among other things, in the marketing and sale of certain over-the-counter products sold in the vitamin and nutritional supplement categories;

     WHEREAS, Buyers desire to purchase certain assets of Sellers relating to such products in the Territory (as hereinafter defined), and Sellers desire to sell such assets to Buyers;

     WHEREAS, Sellers and Buyers have entered into an agreement with respect to the purchase of such assets ("Asset Purchase Agreement");

     WHEREAS, Buyers wish to secure a short term supply of such products and desires Sellers to manufacture and furnish Buyers with such supply; and

     WHEREAS, Sellers desire to manufacture and furnish to Buyers such supply of products.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   DEFINITIONS
     -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

          1.1 "Act" shall mean the Federal Food Drug and Cosmetic Act, as amended.

          1.2 "Affiliate" shall mean any individual, corporation or other entity that, directly or indirectly, through stock ownership or otherwise, controls, is controlled by, or is under common control with, the designated party, but only for so long as the relationship exists.

          1.3 "Current Products" shall mean Products having packaging bearing the names of the Sellers or their Affiliates or any trademarks or tradedress of Sellers not included as Purchased Assets as defined in the Asset Purchase Agreement.

          1.4 "Effective Date" shall be the date first written above.

          1.5 "FDA" shall mean the United States Food and Drug Administration, any of its successor agencies or departments, or any other agency serving the same or similar function.

          1.6 "Loss" or "Losses" shall mean all liability claims, demands, damages, actions, suits, and judgments instituted by third parties against either of the parties hereunder attributable to bodily injury, sickness, disease, death, injury to property, infringement of intellectual property rights or otherwise, including, without limitation, reasonable attorney's fees and investigation and other costs.

          1.7 "Product(s)" shall mean the vitamin and nutritional supplement products defined in the Specifications (as hereinafter defined). The identities of the Products are set forth in EXHIBIT A. Products included in Exhibit A and indicated as "stock only" are included in this Agreement only for the purpose of the sale of inventories of such "stock only" products existing as of the Effective Date. The manufacture and supply of such "stock only" manufactured products are covered by the corresponding Supply Agreement (Contract Manufacture) executed concurrently herewith.

          1.8 "Specifications" shall mean the finished product and process and manufacturing specifications and instructions, quality assurance and other applicable procedures, and product descriptions applicable to the Product and/or the packaging thereof, consistent with Sellers' past practices. The initial Specifications shall be delivered to the Buyers by Sellers on or prior to the Effective Date and shall be reasonably acceptable to Buyers.

          1.9 "Term" shall mean the period set forth under Article 3.

          1.10 "Territory" shall mean The United States of America (which shall not include its territories or possessions).

2.   SUPPLY AND LICENSE.
     ------------------

          2.1 (a) During the Term of this Agreement, Sellers shall, subject to the terms and conditions of this Agreement, manufacture the Products for, and shall sell the Products to, Buyers, and shall remain able (subject to force majeure) to manufacture and to make the Products available to Buyers during the Term of this Agreement.

              (b) Buyers shall, during the Term of this Agreement, purchase Products from Sellers in accordance with the terms of Paragraphs 5 and 6 hereof.

              (c) Nothing in this Agreement shall restrict Buyers or Sellers from manufacturing, purchasing or distributing other products which may be competitive with any of the Products.

          2.2 In supplying the Products, Sellers shall be responsible for obtaining all raw materials, shippers, packers, and packaging materials and for providing all labor and other overhead necessary to manufacture the Products.

          2.3 The costs associated with any and all changes in packaging and/or labeling components of the Products requested in writing by Buyers shall be borne exclusively by Buyers.

          2.4 (a) For a period of six (6) months from the Effective Date (and subject to modification by Paragraph 2.4(d) hereof), Sellers hereby grant Buyers, and Buyers hereby accept, a limited, implied non-exclusive, royalty-free license under U.S. Patent No. 5,381,912 and U.S. Design Patent Nos. 359,907; 359,908; 359,909 and 359,910 (the "Packaging Patents") to distribute and/or sell those Products produced by Sellers as of the Closing Date (as defined in the Asset Purchase Agreement) in the packaging which are covered by the Packaging Patents.

              (b) During the six month term recited in Paragraph 2.4(a), Buyers shall use their best efforts to convert the packaging of such Product(s) to packaging which is commercially available from third parties other than Sellers or its designees.

              (c) Should Buyers be unable to convert such packaging as required under Paragraph 2.4(b) despite exercise of their best efforts to do so within the six (6) month term set forth in

Paragraph 2.4(a), Sellers agree to grant an extension of the license term until expiration of the Term to allow for the completion of the conversion.

     (d) The implied license of Paragraph 2.4(a) or any extension thereof shall terminate immediately upon the expiration or termination of this Agreement.

          2.5 To facilitate Buyers' change to Product bottles not covered by the Packaging Patents, Sellers shall conduct the stability testing reasonably associated with such change. The parties hereby agree that such stability testing shall be limited to a three (3) month accelerated stability testing or as subsequently mutually agreed by the parties. The testing protocol(s) to be used by Sellers shall be reviewed with, and approved by, Buyers prior to Sellers conducting such testing. The costs associated with all such stability testing shall be borne exclusively by Buyers.

3.   TERM.
     ----

          3.1 Subject to earlier termination as hereinafter provided, the term of this Agreement shall commence on the Effective Date and shall continue for up to twelve (12) months following the Effective Date.

4.   FORECASTS AND ORDERS.
     --------------------

          4.1 (a) Buyer has provided Sellers with a non-binding forecast of its purchases of Products for the Term within the Territory, said forecast being attached hereto as EXHIBIT B.

          (b) Within ten (10) business days of the Effective Date, Buyer shall update the forecast described in Paragraph 4.1(a). Such amended forecast shall be a non-binding (except as provided in Paragraph 14.1(c)) forecast of their purchases of Products for the Term within the Territory ("Annual Forecast"). Each Product is to be identified in such Annual Forecast by individual SKU.

          4.2 (a) Every thirty (30) days during the term hereof, Buyer shall provide Sellers with a good faith, non-binding forecast of its purchases of Products during the next three (3) month period. Such forecasts shall be made recognizing the requirements for Batch Sizes and Lead Times as defined in Paragraph 4.2(b) hereof.

              (b) Sellers have presented Buyers with, and Buyers acknowledge the receipt of, a document listing the Products, the batch size used in the production of each such Product ("Batch Size"), and the lead times required to manufacture each of said Products ("Lead Times"), such document being appended hereto as EXHIBIT D.

          4.3 (a) Buyers shall authorize the manufacture and packaging of a Product by issuing a purchase order ("Purchase Order") to Sellers and Sellers shall fill such Purchase Orders (on a FIFO basis) from Sellers' stocks of Current Product existing as of the Effective Date ("Stocks") or as necessary, Sellers shall manufacture and package, or have packaged, such Products. Each Purchase Order shall be in a form and contain terms previously agreed to by the parties. Each Purchase Order shall correspond to a total quantity of Product which is a whole number multiple of the applicable Batch Size as set forth in EXHIBIT D. The proposed delivery date recited in the Purchase Order shall also be equal to or greater than the applicable Lead Time for each such Product as set forth in EXHIBIT D. Each Purchase Order shall further specify the following: (i) the identity of Product by SKU, and (ii) the quantity of such Product.

              (b) Sellers shall promptly acknowledge each Purchase Order by signing and returning to Buyers the acknowledgment copy of each Purchase Order promptly after its receipt. Failure of the Sellers to deliver to Buyers a written notice objecting to a Purchase Order within five (5) business days after receipt of the Purchase Order shall constitute Sellers' acceptance of the Purchase Order.

              (c) In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of Buyer's Purchase Order, the terms and conditions of this Agreement shall be controlling.

          4.4 Buyers may request Seller to accept an increase in Buyers' Annual Forecast of Product(s). Sellers' obligation with respect thereto shall solely be to exercise commercially reasonable efforts to accommodate Buyers' request so long as (a) such increase represents a whole number multiple of the Batch Size of each such

Product, (b) the period until the proposed date(s) of delivery is greater than the applicable Lead Time for each such Product, (c) the proposed date(s) of delivery is within the Term, and (d) the proposed increase does not represent more than fifty percent (50%) of the Annual Forecast of such Product.

5.   PRICE AND PAYMENT.
     -----------------

          5.1 Subject to the terms and conditions of this Agreement, Buyers shall purchase all Products for which a Purchase Order has been submitted and accepted by Sellers. Buyers shall pay Sellers the prices listed in the Product and Price List (attached hereto as EXHIBIT C) for such Products.

          5.2 Except as provided in Paragraph 14.1(b) hereof, Sellers shall invoice Buyers for each shipment of Products (including Inventory as defined in Paragraph 14.1(e) hereof) promptly upon shipment of such Products from Sellers' loading dock. Payment for such Products shall be made by Buyers to Sellers in United States dollars within forty-five (45) days from the date of Sellers' invoice.

          5.3 Concurrently herewith, the parties have entered into an agreement under which Sellers shall provide Buyers with transitional services related to the Products ("Transition Services Agreement"). In the event of any conflict between the terms of this Agreement and the terms and conditions of the Transition Services Agreement, the terms and conditions of the Transition Services Agreement shall control.

6.   DELIVERY.
     --------

          6.1 All Products manufactured by Sellers during the Term shall be delivered F.O.B. Sellers' manufacturing facilities on the date specified in the applicable Purchase Order. All Stock shall be delivered F.O.B. Sellers' warehouse facilities on the date specified in the applicable Purchase Order. Inventory (as defined in Paragraph 14.1(e) hereof) shall be delivered to Buyers promptly upon the expiration or termination of this Agreement, as applicable. Title, possession, and risk of loss shall pass to Buyers upon delivery of Products to Buyers' carrier at Sellers' loading docks. Upon delivery of Products, Buyers shall promptly inspect all Products in a manner determined by Buyers.

          6.2 Prior to, or upon, Product delivery, Sellers shall provide to Buyers a certificate of analysis with each shipment of Products stating that the Products conform to the Specifications.

          6.3 Subject to the terms and conditions of this Agreement, Sellers shall deliver all Products so ordered on such scheduled delivery date(s). If the amount of Products ordered to be delivered in a calendar quarter exceeds the amount so forecast for that calendar quarter, Sellers shall deliver the forecasted amount on the scheduled delivery date and will employ commercially reasonable efforts to deliver the additional amount in accordance with the terms of the Purchase Order for such order.

          6.4 Buyers shall have the right to reject or revoke acceptance of any Products which are not as warranted in Paragraph 9.1 for a period of forty-five
(45) days following the date of Sellers' delivery, pursuant to Paragraph 6.1, of such Products. In such event, Sellers shall be responsible for the shipping costs associated with returning the non-conforming Products to Sellers' loading dock.

7.   SPECIFICATIONS.
     --------------

          7.1 Sellers represent that, as of the date hereof, they are capable of manufacturing and packaging the Product in conformance with the Specifications.

          7.2 During the term of this Agreement, the parties may revise the Specifications only by mutual written agreement.

8.   REGULATORY MATTERS AND DOCUMENTATION.
     ------------------------------------

          8.1 During the term of this Agreement, Sellers shall perform all of its obligations under this Agreement in compliance with the Specifications and all applicable local, state, federal, laws and regulations, including but not limited to the Act and the applicable Current Good Manufacturing Practices and any other relevant regulations promulgated by the FDA.

          8.2 Sellers shall keep complete and accurate records of all operations in the manufacture and supply of Products under this Agreement.

          8.3 Upon reasonable prior notice, Sellers shall permit Buyers, their designated agents and representatives, or representatives of any United States regulatory agency to inspect, during normal business hours, any facility used by Sellers in performing their obligations under this Agreement. Such inspection may include, without limitation, a review of Sellers' manufacturing procedures, quality assurance procedures, and any records relating to the manufacture and supply of Products under this Agreement. Sellers shall promptly notify Buyers in the event of any such inspection by representatives of any United States regulatory agency and shall provide copies to Buyers of any documents relating to such inspection, including, without limitation, the respective agency's inspection report and Sellers' response.

9.   WARRANTY.
     --------

          9.1 Sellers warrant that at the time of delivery to Buyers' carrier the Products shall (a) conform to the Specifications, and (b) not be adulterated or misbranded within the meaning of the Act.

          9.2 (a) If Sellers dispute any finding by Buyers that any Products fail to conform to the applicable Specifications, or are adulterated or misbranded, such dispute shall be resolved by an independent laboratory selected by Sellers, acceptable to Buyers. All fees and disbursements incurred in connection with the independent determination shall be borne by the party which determined incorrectly that the Products do or do not conform to the Specifications, or are or are not adulterated or misbranded.

          (b) Sellers shall promptly replace any Products not conforming to the applicable Specifications, or otherwise adulterated or misbranded (unless such non-conformance is due to any act or omission by Buyers or its agents or subcontractors).

          (c) Sellers, at their option, may instruct Buyers to (i) return to Sellers (via a carrier and at a cost approved by

Sellers), or (ii) destroy in an environmentally acceptable manner at Sellers' expense, any Product order, or portion thereof, which does not conform to the applicable Specifications or is otherwise adulterated or misbranded.

          9.3 THE WARRANTIES CONTAINED IN THIS PARAGRAPH 9 SHALL SUPERSEDE ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE SET FORTH IN ANY PURCHASE ORDER OR INVOICE RECEIVED PURSUANT TO THIS AGREEMENT.

10.  INDEMNIFICATION.
     ---------------


          10.1 (a) Sellers shall, at their expense, defend any action or claim instituted against Buyers or their Affiliates and indemnify and hold harmless Buyers and their Affiliates, together with their respective officers, directors, employees, agents, and insurers for any Loss arising out of Sellers' breach of any of (i) the warranties set forth in Paragraph 9.1, or (ii) Sellers' covenants under this Agreement.


               (b) Buyers shall, at their expense, defend any action or claim instituted against Sellers or their Affiliates and indemnify and hold harmless Sellers and their Affiliates, together with their respective officers, directors, employees, agents, and insurers for any Loss other than those described in Paragraph 10.1(a) hereof.

          10.2 The parties hereto agree that a party seeking indemnification hereunder shall implement the procedure set forth in Article 8.2 of the Asset Purchase Agreement.

11.  RECALLS.
     -------

          11.1 If either party determines that it may be necessary to recall any Products, it shall immediately notify the other party. The decision to implement any such recall of Product(s) shall be made solely by Buyer.

          11.2 Prior to commencing any recall, the parties shall review with one another the manner in which the recall is to be carried out and any instructions or suggestions of the applicable regulatory authorities.

          11.3 The cost associated with any such recall shall be borne by the party whose actions necessitated the recall.

12.  INTELLECTUAL PROPERTY.
     ---------------------

          12.1 (a) Buyers may advertise, promote, market and/or sell the Products under any of its trademarks, copyrights, tradenames, or logos, whether registered or unregistered.

               (b) Except in association with the sale of Current Products, Buyers shall not utilize the names of any of the Sellers or their Affiliates in conjunction with the advertisement, promotion, marketing and/or sale of the Products.

          12.2 Except for the trademarks specifically mentioned in the Trademark License Agreement as defined in the Asset Purchase Agreement and except for the Trademarks as such term is defined in the Asset Purchase Agreement, Buyer shall not use in the labeling, marketing, promotion or any other advertising of the Products any trademarks of Sellers or their Affiliates, or any marks which are confusingly similar to any trademarks of Sellers of their Affiliates.

          12.3 (a) Within one hundred and twenty (120) days after the Effective Date, Buyers shall submit to Sellers its labeling and packaging requirements for each of the Products (the "Label Requirements"). The Label Requirements shall be of a content and style of Buyers' choosing, except that they shall not contain a reference to Sellers or their Affiliates (unless so required by the Trademark License Agreement). The Label Requirements may be, but need not be, identical to the labels and packaging for the Current Products (except for the aforementioned deleted reference to Sellers or their Affiliates and presence of a new UPC code). Promptly after receipt of the Label Requirements, Sellers shall produce for inspection by Buyers a sample label and/or package for each Product, which shall be consistent with the applicable Label Requirements. Buyers shall inspect the sample and either (i) approve it by sending Sellers written notice of approval, or (ii) send Sellers written change instructions, in which case Sellers shall promptly make such changes and submit a new sample for Buyers' approval. An approved label and/or package shall hereinafter be known as a "Label". All applicable Products manufactured following delivery of Labels to Sellers shall bear a Label. Buyers may change a Label during the Term.

     (b) Within ten (10) business days after the Effective Date, Buyers shall submit to Sellers a new UPC code for each of the Products. Should Sellers be required to order new Product labels prior to production of a Label as described in Paragraph 12.3(a) above, such new Product labels (containing the new UPC code and Buyer's name in place of that of Sellers) shall be ordered in reasonable quantities as agreed to by Sellers and Buyers and be used in the production of the applicable Product until exhausted.

     (c) Prior to Sellers' production of Product bearing Labels, Sellers agree that Buyers may sell and distribute the Product using Sellers' labeling and/or packaging.

13.  FORCE MAJEURE.
     -------------

          Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which, and to the extent which, such performance is delayed by fire, flood or other natural disaster, embargo, riot, changes in applicable laws, rules or regulations, whether foreign or domestic, the intervention of any governmental authority, or any other reasons or conditions beyond the control of the parties. Seller and Buyer shall promptly notify the other of the occurrence of any such conditions.

14.  TERMINATION.
     -----------

          14.1 (a) In the event that either party materially breaches or defaults on any of its obligations, representations, warranties, or covenants under this Agreement, the other party may give notice to the defaulting party setting forth in reasonable detail the nature of such breach or default. If the defaulting party fails to cure such breach or default within sixty (60) days from the date of such notice, this Agreement shall be subject to immediate termination by the terminating party upon additional written notice to the defaulting party.

              (b) If Buyers apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of their assets; admits in writing their inability to pay their debts generally as they mature; makes a general assignment for the benefit of creditors; is adjudicated a bankrupt; submits a petition or an answer seeking an arrangement with creditors; takes advantage of any insolvency law except as a creditor; submits an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; has an order, judgment or decree entered by any court of competent jurisdiction approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator for such party, or for all or a substantial part of any of their assets and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) consecutive days; files a voluntary petition of bankruptcy or fails to remove an involuntary petition in bankruptcy filed against their within ninety (90) days of the filing thereof (each of which shall hereinafter be referred to as an "Insolvency Instance"), Sellers shall have no further obligation to deliver Product(s) to Buyers unless Buyers (i) agree to accept such Products C.O.D., (ii) post a letter of credit, or (iii) provide Sellers with other reasonable assurances that payment for such Products shall be made (the reasonableness of such assurances to be made by Sellers' in their sole discretion). The cessation of

Product delivery hereunder shall not relieve Buyers from their obligations to purchase the Inventory as hereinafter defined.

               (c) Buyers may terminate the Agreement upon sixty (60) days written notice to Sellers. However, such early termination shall not relieve Buyers of their obligations to purchase Products as set forth herein.

               (d) In the event that a condition of force majeure, as defined in Paragraph 13, prevents either party from performing any of its material obligations for more than sixty (60) days, then the other party may immediately terminate this Agreement by giving written notice to the other party which is being prevented from performing.

               (e) Upon the earlier of expiration of the Term or termination of this Agreement for any reason, Buyers shall purchase from Sellers any work in process, all raw materials, all finished goods (Product), labeling and packaging materials for the Products in an amount of up to and including one hundred and fifty percent (150%) of the Annual Forecast less the total amount of Products recited in submitted Purchase Orders and previously delivered to Buyer ("Inventory"). Buyer shall purchase such Inventory from Sellers at a price equal to Sellers' cost for such Inventory, as determined by third party invoices received by Sellers.

          14.2 The termination of this Agreement by either party pursuant to this Paragraph 14 hereof shall not affect the rights of the terminating party under this Agreement or under applicable laws.

15.  NOTICES.
     -------

          All notices, requests, demands or other communications required or permitted under this Agreement shall be deemed to have been duly given and made if made in accordance with the provisions of Paragraph 10.2 of the Asset Purchase Agreement.

16.  GOVERNING LAW.
     -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws and principles.

17.  INSURANCE.
     ---------

          17.1 During the Term, Buyers shall maintain Comprehensive General Liability Insurance, including full Products Liability coverage, with an insurance carrier reasonably acceptable to Sellers, and coverage limits of not less than $2,000,000.00 per occurrence and at least $5,000,000.00 aggregate coverage for claims of bodily injury and property damage arising out of any Loss. Such policy or policies shall extend coverage with respect to occurrences during a policy period, regardless of the dates on which claims arising from such an occurrence are made, and shall name Sellers as additional insureds. Such policy or policies shall also expressly cover any liability Buyers may incur as an indemnitor under this Agreement.

18.  GENERAL PROVISIONS.
     ------------------

          18.1 ASSIGNABILITY. This Agreement is assignable by Buyers, in whole or in part, provided that Buyers provide Sellers with prior written notice of such assignment, and provided further that such assignment shall not relieve Buyers of any of their obligations under Paragraphs 2.3, 5.1, 5.2 and 10.1(b) hereof. Neither this Agreement nor any rights or obligations hereunder are assignable by Sellers without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed; provided, however that Sellers may assign this Agreement and the rights and obligations hereunder to any third party who purchases or otherwise acquires all or substantially all of Sellers' assets. Further, Sellers may, at its sole option, elect to assign any of their rights or obligations hereunder to an Affiliate or have any of its Affiliates perform any of their obligations hereunder, provided that such assignment shall not relieve Sellers of its liability for satisfaction of the obligations contained herein.

          18.2 INDEPENDENT CONTRACTORS. Both parties agree to perform under this Agreement solely as independent contractors and shall not hold themselves out as employees or agents of the other.

          18.3 HEADINGS. The section and subsection headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the provisions hereof.

          18.4 WAIVER. Neither the failure nor any delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

          18.5 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the exclusive benefit of the respective parties, their legal representatives, successors, or permitted assigns. This Agreement is not intended to, nor shall it create any right in any other party.

          18.6 VALIDITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respect as if such invalid and unenforceable provisions were omitted.

          18.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

          18.8 NO CONFLICT. Each of the parties does hereby represent and warrant to the other that nothing herein conflicts with or shall cause a default under any document, agreement, instrument or other writing to which said party is a party or by which said party is bound.

          18.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto. Any purchase order used by Buyers for the purpose of ordering Products shall be solely for the purpose of specifying the type and quantity of Products so ordered and Buyers' delivery requirements.

          18.10 SURVIVAL. The provisions contained in Paragraphs 1, 2.1(c), 5, 6,8-12, and 14-18 shall survive the termination for any reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.


AMERICAN HOME PRODUCTS                            SELFCARE INC.
CORPORATION

By:                                               By:
    ------------------------                          -----------------------

Its:                                              Its:
    ------------------------                          -----------------------



AMERICAN CYANAMID                                 SELFCARE ACQUISITION CORP.
COMPANY

By:                                               By:
    ------------------------                         ------------------------

Its:                                              Its:
    ------------------------                          -----------------------

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT A
                                    ---------

                                    PRODUCTS
                                    --------


PRODUCT                                                          SKU
-------                                                          ---


XXXXXXXXXXXXXXXXX                                                XXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                                         XXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                                         XXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXX                                         XXXXXXXX
XXXXXXXXXXXXXXXXXXX                                              XXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXX                                       XXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXX                                      XXXXXXXX

XXXXXXXXXXXX                                                     XXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                                         XXXXXX

XXXXXXXXXXXXXXXXXXX                                              XXXXXXX

XXXXXXXXXXX                                                      XXXXXXX
XXXXXXXXXXXXX                                                    XXXXXXX

XXXXXXXXXXXXXXXXXXXXX                                            XXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                         XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                        XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                        XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                             XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                         XXXXXXXX

XXXXXXXXXXXXXXXXXXXX                                             XXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT B
                                    ---------

                                 ANNUAL FORECAST
                                 ---------------



XXXXXXXXXXXXXXXXXXXXXXXXXXXX                                  XXXXXXX
                  XXXXXXXXXXXXX                               XXXXXXX
                  XXXXXXXXXXXXX                               XXXXXXX

XXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXX                          XXXXXXX
                  XXXXXXXXXXXXX                                XXXXXX
                  XXXXXXXXXXXXXXXXXXXX                         XXXXXX
                  XXXXXXXXXXXXXXXXXXXXXX                        XXXXX

XXXXXXXXXXXXXX
                  XXXXXX                                      XXXXXXX
                  XXXXXXXXXXXXXXXXXXX                           XXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXX                                   XXXXXX

XXXXXXXXXXXXXXXXXXXX                                          XXXXXXX
                  XXXXXX                                      XXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT C
                                    ---------

                             PRODUCT AND PRICE LIST
                             ----------------------

XXXXXXXXXXXXXXXXX                                    XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                             XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                             XXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXX                           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXX                                XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX                         XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                       XXXXXXXX

XXXXXXXXXXXX                                         XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXX                            XXXXXXXX

XXXXXXXXXXXXXXXXXXX                                  XXXXXXXX

XXXXXXXXXXX                                          XXXXXXXXXX
XXXXXXXXXXXXX                                        XXXXXXXXX

XXXXXXXX                                             XXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXX                        XXXXXXXX
                XXXXXXXXXXXXXX                       XXXXXXXXX
                XXXXXXXXXXXXXXX                      XXXXXXXX
                XXXXXXXXX                            XXXXXXXX
                XXXXXXXXXXXXXX                       XXXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT D
                                    ---------

                                BATCH SIZE (DOZ.)
                                -----------------



PRODUCT                             BATCH SIZE (DOZ.)     P.O. LEAD TIMES

XXXXXXXXXXXXXXXXX                          XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                   XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                   XXXX           XXXXXXXX

XXXXXX
XXXXXXXXXXXXXXXXXXXXXXXX                   XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXX                        XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXX                 XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX                XXX           XXXXXXXX

XXXXX
XXXXXXXXXXXX                               XXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXX                   XXX           XXXXXXXX

XXXXXXXXXXXXXXXXXXX                        XXXX           XXXXXXXX

XXXXXXXXXXX                                XXXX           XXXXXXXX
XXXXXXXXXXXXX                              XXXX           XXXXXXXX

XXXXXXXXXXXXXXXXXXXXX                       XXX           XXX

XXXXXXXXXXXXXXXXXXXXXXXXXX                  XXX           XXX

XXXXXXXXXXXXXXXXXXXXX                       XXX           XXX




                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                           Contract Manufacture


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                                                                    Exhibit B(2)



                                SUPPLY AGREEMENT

     AGREEMENT, effective this _____ day of ________, 1997 ("Effective Date") by and between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP"), AMERICAN CYANAMID COMPANY, a Maine corporation, ("ACY"), A.H. Robins Company, Incorporated, a Delaware Company ("A.H. Robins" and together with AHP and ACY collectively "Sellers") and SELFCARE, INC., a Delaware corporation ("SelfCare") and SELFCARE ACQUISITION CORP., a wholly owned subsidiary of SelfCare Inc. (together with SelfCare "Buyers").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Sellers are, among other things, engaged in the marketing and sale of certain over-the-counter products sold in the vitamin and nutritional supplement categories;

     WHEREAS, Buyers desire to purchase certain assets of Sellers relating to such products in the Territory (as hereinafter defined), and Sellers desire to sell such assets to Buyers;

     WHEREAS, Sellers and Buyers have entered into an agreement with respect to the purchase of such assets ("Asset Purchase Agreement");

     WHEREAS, Buyers wish to secure a short term source of manufacture of such products and desires Sellers to aid in Buyers' procurement of the manufacture of such Products;

     WHEREAS, Seller shall supply Buyers with its current stock of products per the terms of the corresponding Supply Agreement (Direct Manufacture) executed concurrently herewith; and

     WHEREAS, Sellers desire to aid Buyers in the procurement of the manufacture of such products.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   DEFINITIONS
     -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

          1.1 "Act" shall mean the Federal Food Drug and Cosmetic Act, as amended.

          1.2 "Affiliate" shall mean any individual, corporation or other entity that, directly or indirectly, through stock ownership or otherwise, controls, is controlled by, or is under common control with, the designated party, but only for so long as the relationship exists.

          1.3 "Current Products" shall mean Products having packaging bearing the names of the Sellers or their Affiliates or any trademarks or tradedress of Sellers not included as Purchased Assets as defined in the Asset Purchase Agreement.

          1.4 "Effective Date" shall be the date first written above.

          1.5 "FDA" shall mean the United States Food and Drug Administration, any of its successor agencies or departments, or any other agency serving the same or similar function.

          1.6 "Loss" or "Losses" shall mean all liability claims, demands, damages, actions, suits, and judgments instituted by third parties against either of the parties hereunder attributable to bodily injury, sickness, disease, death, injury to property, infringement of intellectual property rights or otherwise, including, without limitation, reasonable attorney's fees and investigation and other costs.

          1.7 "Product(s)" shall mean the vitamin and nutritional supplement products defined in the Specifications (as hereinafter defined). The identities of the Products are set forth in EXHIBIT A.

          1.8 "Specifications" shall mean the finished product and process and manufacturing specifications and instructions, quality assurance and other applicable procedures, and product descriptions applicable to the Product and/or the packaging thereof consistent with Sellers' past practices. The initial Specifications shall be delivered to the Buyers by Sellers on or prior to the Effective Date and shall be reasonably acceptable to Buyers.

          1.9  "Term" shall mean the period set forth under Article 3.

          1.10 "Territory" shall mean The United States of America (which shall not include its territories or possessions).

          1.11 "Contractor" shall mean a third party manufacturer of Product(s) who agrees to manufacture Product(s) for Sellers during the Term.

2.   SUPPLY.
     ------

          2.1 (a) During the Term of this Agreement, Sellers shall, subject to the terms and conditions of this Agreement, have Products conforming to the Specifications manufactured by Contractor for, and shall sell such Products to, Buyers. Sellers shall use commercially reasonable efforts to ensure that Contractor shall remain able (subject to force majeure) to manufacture and to make the Products available to Buyers during the term of this Agreement.

              (b) Buyers shall, during the term of this Agreement, purchase Products from Sellers in accordance with the terms of Paragraphs 5 and 6 hereof.

              (c) Nothing in this Agreement shall restrict Buyers or Sellers from manufacturing, purchasing or distributing other products which may be competitive with any of the Products.

          2.2 In supplying the Products, Sellers or Contractor (as determined solely by Sellers) shall be responsible for obtaining all raw materials, shippers, packers, and packaging materials and for providing all labor and other overhead necessary to manufacture the Products.

          2.3 The costs associated with any and all changes in packaging and/or labeling components of the Products requested in writing by Buyers shall be borne exclusively by Buyers.

          2.4 (a) For a period of six (6) months from the Effective Date (and subject to modification by Paragraph 2.4(d) hereof), Sellers hereby grant Buyers, and Buyers hereby accept, a limited, implied non-exclusive, royalty-free license under U.S. Patent No. 5,381,912 and U.S. Design Patent Nos. 359,907; 359,908; 359,909 and 359,910 (the "Packaging Patents") to distribute and/or sell those Products produced by Sellers as of the Closing Date (as defined in the Asset Purchase Agreement) in the packaging which are covered by the Packaging Patents.

     (b) During the six month term recited in Paragraph 2.4(a), Buyers shall use their best efforts to convert the packaging of such Product(s) to packaging which is commercially available from third parties other than Sellers or its designees.

     (c) Should Buyers be unable to convert such packaging as required under Paragraph 2.4(b) despite exercise of their best efforts to do so within the six
(6) month term set forth in Paragraph 2.4(a), Sellers agree to grant Buyers an extension of the license term until the expiration or termination of the Term to allow for the completion of the conversion.

     (d) The implied license of Paragraph 2.4(a) or any extension thereof shall terminate immediately upon the expiration or termination of this Agreement.

          2.5 To facilitate Buyers' change to a new bottle for the Protegra Products, Sellers shall conduct the stability testing reasonably associated with such change. The parties hereby agree that such stability testing shall be limited to a three (3) month accelerated stability testing or as subsequently mutually agreed to by the parties. The testing protocol(s) to be used by Sellers shall be reviewed with, and approved by, Buyers prior to Sellers conducting such testing. The costs associated with all such stability testing shall be borne exclusively by Buyers.

3.   TERM.
     ----

          3.1 Subject to earlier termination as hereinafter provided, the term of this Agreement shall commence on the Effective Date and shall continue for up to twelve (12) months following the Effective Date.

4.   FORECASTS AND ORDERS.
     --------------------

          4.1 (a) Buyers have provided Sellers with a non-binding forecast of its purchases of Products for the Term within the Territory, said forecast being attached hereto as EXHIBIT B.

          (b) Within ten (10) business days of the Effective Date, Buyers shall update the forecast described in Paragraph 4.1(a). Such amended forecast shall be a non-binding (except as provided in Paragraph 14.1(c)) forecast of its purchases of Products for the term with the Territory ("Annual Forecast"). Each Product is to be identified in such Annual Forecast by individual SKU.

          4.2 (a) Every thirty (30) days during the term hereof, Buyers shall provide Sellers with a good faith, non-binding forecast of its purchases of Products during the next three (3) month period. Such forecasts shall be made recognizing the requirements for Batch Sizes and Lead Times as defined in Paragraph 4.3(b) hereof.

          (b) Sellers have presented Buyers with, and Buyers acknowledge the receipt of, a document listing the Products, the batch size used in the production of each such Product ("Batch Size"), and the lead times required to manufacture each of said Products ("Lead Times"), such document being appended hereto as EXHIBIT D.

          4.3 (a) Buyers shall authorize the manufacture and packaging of a Product by issuing a purchase order ("Purchase Order") to Sellers and Sellers shall manufacture and package, or have packaged, such Products. Each Purchase Order shall be in a form and contain terms previously agreed to by the parties. Each

Purchase Order shall correspond to a total quantity of Product which is a whole number multiple of the applicable Batch Size as set forth in EXHIBIT D. The proposed delivery date recited in the Purchase Order shall also be equal to or greater than the applicable Lead Time for each such Product as set forth in EXHIBIT D. Each Purchase Order shall further specify the following: (i) the identity of Product by SKU, and (ii) the quantity of such Product.

              (b) Sellers shall promptly acknowledge each Purchase Order by signing and returning to Buyers the acknowledgment copy of each Purchase Order promptly after its receipt. Failure of the Sellers to deliver to Buyers a written notice objecting to a Purchase Order within five (5) business days after receipt of the Purchase Order shall constitute Sellers' acceptance of the Purchase Order.

              (c) In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of Buyers' Purchase Order or any other document, the terms and conditions of this Agreement shall be controlling.


          4.4 Buyers may request Sellers to accept an increase in Buyers' Annual Forecast of Product(s). Sellers' obligation with respect thereto shall solely be to exercise commercially reasonable efforts to accommodate Buyers' request so long as (a) such increase represents a whole number multiple of the Batch Size of each such Product, (b) the period until the proposed date(s) of delivery is greater than the applicable Lead Time for each such Product, (c) the proposed date(s) of delivery is within the Term, and (d) the proposed increase does not represent more than fifty percent (50%) of the Annual Forecast of such Product.

5.   PRICE AND PAYMENT.
     -----------------

          5.1 Subject to the terms and conditions of this Agreement, Buyers shall purchase all Products for which a Purchase Order has been submitted and accepted by Sellers. Buyers shall further pay Sellers the prices listed in the Product and Price List (attached hereto as EXHIBIT C) for such Products.

          5.2 Except as provided in Paragraph 14.1(b) hereof, Sellers shall invoice Buyers for each shipment of Product promptly upon the delivery of the Products to Buyers' carrier at Contractor's loading dock. Payment for such Products shall be made by Buyers to Sellers in United States dollars within forty-five (45) days from the date of Sellers' invoice.

          5.3 Concurrently herewith, the parties have entered into an agreement under which Sellers shall provide Buyers with transitional services related to the Products ("Transitional Services Agreement"). In the event of any conflict between the terms of this Agreement and the terms and conditions of the Transition Services Agreement, the terms and conditions of the Transition Services Agreement shall control.

6.   DELIVERY.
     --------

          6.1 All Products shall be delivered F.O.B. Contractor's manufacturing facilities on the date specified in the applicable Purchase Order. Inventory (as defined in Paragraph 14.1(e) hereof) shall be delivered to Buyers promptly upon the expiration or termination of this Agreement, as applicable. Title, possession, and risk of loss shall pass to Buyers upon delivery of Products to Buyers' carrier at Contractor's loading docks. Upon delivery of Products, Buyers shall promptly inspect all Products in a manner determined by Buyers.

          6.2 Prior to, or upon, Product delivery, Buyers shall be provided with a certificate of analysis with each shipment of Products stating that the Products conform to the Specifications.

          6.3 Subject to the terms and conditions of this Agreement, Sellers shall exercise reasonable commercial efforts to ensure that all Products so ordered are delivered on such scheduled delivery date(s). If the amount of Products ordered to be delivered in a calendar quarter exceeds the amount so forecast for that calendar quarter, Sellers shall deliver the forecasted amount on the scheduled delivery date and will employ commercially reasonable efforts to secure the delivery of the additional amount in accordance with the terms of the Purchase Order for such order.

          6.4 Buyers shall have the right to reject or revoke acceptance of any Products which are not as warranted in Paragraph 9.1 for a period of forty-five
(45) days following the date of Sellers' delivery, pursuant to Paragraph 6.1, of such Products to Buyers' carrier at Contractor's loading dock. In such event, Sellers shall be responsible for the shipping costs associated with returning the non-conforming Products to Contractor's loading dock.

7.   SPECIFICATIONS.
     --------------

          7.1 Subject to the terms and conditions of this Agreement, Sellers shall have Contractor manufacture and package the Product(s) in conformance with the Specifications.

          7.2 During the term of this Agreement, the parties may revise the Specifications only by mutual written agreement.

8.   REGULATORY MATTERS AND DOCUMENTATION.
     ------------------------------------

          8.1 During the term of this Agreement, Sellers shall use commercially reasonable efforts to ensure that each such Contractor is in compliance with the Specifications and all applicable local, state, federal, laws and regulations, including but not limited to the Act and the applicable Current Good Manufacturing Practices and any other relevant regulations promulgated by the FDA.

          8.2 Sellers shall use commercially reasonable efforts to ensure that each such Contractor keep complete and accurate records of all operations in the manufacture and supply of Products under this Agreement.

          8.3 Upon reasonable prior notice, Sellers shall secure permission for Buyers, their designated agents and representatives, or representatives of any United States regulatory agency to inspect, during normal business hours, any facility used by Contractors in the manufacture of Product(s). Such inspection may include, without limitation, a review of Contractor's manufacturing procedures, quality assurance procedures, and any records relating to the manufacture and supply of Products under this Agreement. Sellers shall promptly notify Buyers in the event of any such inspection by representatives of any United States regulatory agency and shall provide copies to Buyers of any documents relating to such inspection, including, without limitation, the respective agency's inspection report and Contractor's response thereto.

9.   WARRANTY.
     --------

          9.1 Sellers warrant that at the time of delivery to Buyers' carrier the Products shall (a) conform to the Specifications, and (b) not be adulterated or misbranded within the meaning of the Act.

          9.2 (a) If Sellers (or Contractor) dispute any finding by Buyers that any Products fail to conform to the applicable Specifications, or are adulterated or misbranded, such dispute shall be resolved by an independent laboratory selected by Sellers, acceptable to Buyers. All fees and disbursements incurred in connection with the independent determination shall be borne by the party which determined incorrectly that the Products do or do not conform to the Specifications, or are or are not adulterated or misbranded.

          (b) Sellers shall secure the prompt replacement from Contractor of any Products not conforming to the applicable Specifications, or otherwise adulterated or misbranded (unless such non-conformance is due to any act or omission by Buyers or its agents or subcontractors).

          (c) Sellers (or Contractor), at their option, may instruct Buyers to
(i) return to Sellers (or Contractor) via a carrier and at a cost approved by Sellers (or Contractor), or (ii) destroy in an environmentally acceptable manner at Sellers' expense, any Product order, or portion thereof, which does not conform to the applicable Specifications or is otherwise adulterated or misbranded.

          9.3 THE WARRANTIES CONTAINED IN THIS PARAGRAPH 9 SHALL SUPERSEDE ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE SET FORTH IN ANY PURCHASE ORDER OR INVOICE RECEIVED PURSUANT TO THIS AGREEMENT.

10.  INDEMNIFICATION.
     ---------------

          10.1 (a) Sellers shall, at their expense, defend any action or claim instituted against Buyers or its Affiliates and indemnify and hold harmless Buyers and its Affiliates, together with their respective officers, directors, employees, agents, and insurers for any Loss arising out of Sellers' or Contractor's breach of (i) the warranties set forth in this Agreement or (ii) Sellers' covenants under this Agreement.

               (b) Buyers shall, at their expense, defend any action or claim instituted against Sellers, Contractor or their Affiliates and indemnify and hold harmless Sellers, Contractor and their Affiliates, together with their respective officers, directors, employees, agents, and insurers for any Loss other than those described in Paragraph 10.1(a) hereof.

          10.2 The parties hereto agree that a party seeking indemnification hereunder shall implement the procedure set forth in Article 8.2 of the Asset Purchase Agreement.

11.  RECALLS.
     -------

          11.1 If either party determines that it may be necessary to recall any Products, it shall immediately notify the other party. The decision to implement any such recall of Product(s) shall be made solely by Buyers.

          11.2 Prior to commencing any recall, the parties shall review with one another the manner in which the recall is to be carried out and any instructions or suggestions of the applicable regulatory authorities.

          11.3 The cost associated with any such recall shall be borne by the party whose actions necessitated the recall.

12.  INTELLECTUAL PROPERTY.
     ---------------------

          12.1 (a) Buyers may advertise, promote, market and/or sell the Products under any of their trademarks, copyrights, tradenames, or logos, whether registered or unregistered.

               (b) Except in association with the sale of Current Products, Buyers shall not utilize the names of any of the Sellers or their Affiliates in conjunction with the advertisement, promotion, marketing and/or sale of the Products.

          12.2 Except for the trademarks specifically mentioned in the Trademark License Agreement as defined in the Asset Purchase Agreement and except for the Trademarks as such term is defined in the Asset Purchase Agreement, Buyers shall not use in the labeling, marketing, promotion or any other advertising of the Products any trademarks of Sellers or their Affiliates, or any marks which are confusingly similar to any trademarks of Sellers of their Affiliates.

          12.3 (a) Within one hundred and twenty (120) days after the Effective Date, Buyers shall submit to Sellers their labeling and packaging requirements for each of the Products (the "Label Requirements). The Label Requirements shall be of a content and style of Buyers' choosing, except that they shall not contain a reference to Sellers or their Affiliates (unless so required by the Trademark License Agreement). The Label Requirements may be, but need not be, identical to the labels and packaging for the Current Products (except for the aforementioned deleted reference to Sellers or their Affiliates and presence of a new UPC Code). Promptly after receipt of the Label Requirements, Sellers shall produce for inspection by Buyers a sample label and/or package for each Product, which shall be consistent with the applicable Label Requirements. Buyers shall inspect the sample and either (i) approve it by sending Sellers written notice of approval, or (ii) send Sellers written change instructions, in which case Sellers shall promptly make such changes and submit a new sample for Buyers' approval. An approval label and/or package shall hereinafter be known as a "Label." All applicable Products manufactured following delivery of Labels shall bear a Label. Buyers may change a Label during the Term.

               (b) Within ten (10) business days after the Effective Date, Buyers shall submit to Sellers a new UPC code for each of the Products. Should Sellers or Contractor be required to order new Product labels prior to production of a Label as described in

Paragraph 12.3(a) above, such new Product labels (containing the new UPC code and Buyers' name in place of that of Sellers) shall be ordered in reasonable quantities as agreed by Sellers and Buyers and used in the production of the applicable Product until exhausted.

              (c) Prior to the production of Product bearing Labels, Sellers agree that Buyers may sell and distribute the Product using Sellers' labeling and/or packaging.

13.  FORCE MAJEURE.
     -------------

          Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which, and to the extent which, such performance is delayed by fire, flood or other natural disaster, embargo, riot, changes in applicable laws, rules or regulations, whether foreign or domestic, the intervention of any governmental authority, or any other reasons or conditions beyond the control of the parties. Seller and Buyers shall promptly notify the other of the occurrence of any such conditions.

14.  TERMINATION.
     -----------

          14.1 (a) In the event that either party materially breaches or defaults on any of its obligations, representations, warranties, or covenants under this Agreement, the other party may give notice to the defaulting party setting forth in reasonable detail the nature of such breach or default. If the defaulting party fails to cure such breach or default within sixty (60) days from the date of such notice, this Agreement shall be subject to immediate termination by the terminating party upon additional written notice to the defaulting party.

               (b) If Buyers apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of their assets; admits in writing their inability to pay their debts generally as they mature; make a general assignment for the benefit of creditors; are adjudicated a bankrupt; submit a petition or an answer seeking an arrangement with creditors; take advantage of any insolvency law except as a creditor; submit an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; have an order, judgment or decree entered by any court of competent jurisdiction approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator for such party, or for all or a substantial part of any of their assets and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) consecutive days; file a voluntary petition of bankruptcy or fail to remove an involuntary petition in bankruptcy filed against them within ninety (90) days of the filing thereof (each of which shall hereinafter be referred to as an "Insolvency Instance"), neither Sellers nor Contractor shall have further obligations to deliver Product(s) to Buyers unless Buyers (i) agree to accept such Products C.O.D., (ii) post a letter of credit, or (iii) provide Sellers or Contractor with other reasonable assurances that payment for such Products shall be made (the reasonableness of such assurances to be made by Sellers in their sole discretion). The cessation of Product delivery hereunder shall not relieve Buyers from their obligations to purchase the Inventory as hereinafter defined.

              (c) Buyers may terminate the Agreement upon sixty (60) days written notice to Sellers. However, such early termination shall not relieve Buyers of their obligations to purchase Products as set forth herein.

              (d) In the event that a condition of force majeure, as defined in Paragraph 13, prevents either party (including, in the case of Sellers, the Contractor) from performing any of its material obligations for more than sixty
(60) days, then the other party may immediately terminate this Agreement by giving written notice to the other party which is being prevented from performing.

              (e) Upon the earlier of expiration of the Term or termination of this Agreement for any reason, Buyers shall purchase from Sellers and Contractor any work in process, all raw materials, all finished goods, all labeling and packaging materials for the Products in an amount of up to and including one hundred and fifty percent (150%) of the Annual Forecast less the total amount of Products recited in submitted Purchase Orders and previously delivered to Buyers ("Inventory"). Buyers shall purchase such Inventory from Sellers and Contractor at a price equal to the cost for such Inventory, as determined by third party invoices received by Sellers or Contractor.

          14.2 The termination of this Agreement by either party pursuant to this Paragraph 14 hereof shall not affect the rights of the terminating party under this Agreement or under applicable laws.

15.  NOTICES.
     -------

          All notices, requests, demands or other communications required or permitted under this Agreement shall be deemed to have been duly given and made if made in accordance with the provisions of Paragraph 10.2 of the Asset Purchase Agreement.

16.  GOVERNING LAW.
     -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws and principles.

17.  INSURANCE.
     ---------

          17.1 During the Term, Buyers shall maintain Comprehensive General Liability Insurance, including full Products Liability coverage, with an insurance carrier reasonably acceptable to Sellers, and coverage limits of not less than $2,000,000.00 per occurrence and at least $5,000,000.00 aggregate coverage for claims of bodily injury and property damage arising out of any Loss. Such policy or policies shall extend coverage with respect to occurrences during a policy period, regardless of the dates on which claims arising from such an occurrence are made, and shall name Sellers as additional insureds. Such policy or policies shall also expressly cover any liability Buyers may incur as indemnitors under this Agreement.

18.  GENERAL PROVISIONS.
     ------------------

          18.1 ASSIGNABILITY. This Agreement is assignable by Buyers, in whole or in part, provided that Buyers provide Sellers with prior written notice of such assignment, and provided further that such assignment shall not relieve Buyers of any of their obligations under Paragraphs 2.3, 4, 5.1, 5.2 and 10.1(b) hereof. Neither this Agreement nor any rights or obligations hereunder are assignable by Sellers without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed; provided, however that Sellers may assign this Agreement and the rights and obligations hereunder to any third party who purchases or otherwise acquires all or substantially all of Sellers' assets. Further, Sellers may, at their sole option, elect to assign any of their rights or obligations hereunder to an Affiliate or have any of their Affiliates perform any of their obligations hereunder, provided that such assignment shall not relieve Sellers of their liability for satisfaction of their obligations contained herein.

          18.2 INDEPENDENT CONTRACTORS. Both parties agree to perform under this Agreement solely as independent contractors and shall not hold themselves out as employees or agents of the other.

          18.3 HEADINGS. The section and subsection headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the provisions hereof.

          18.4 WAIVER. Neither the failure nor any delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

          18.5 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the exclusive benefit of the respective parties, their legal representatives, successors, or permitted assigns. This Agreement is not intended to, nor shall it create any right in any other party.

          18.6 VALIDITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respect as if such invalid and unenforceable provisions were omitted.

          18.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

          18.8 NO CONFLICT. Each of the parties does hereby represent and warrant to the other that nothing herein conflicts with or shall cause a default under any document, agreement, instrument or other writing to which said party is a party or by which said party is bound.

          18.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto. Any purchase order used by Buyers for the purpose of ordering Products shall be solely for the purpose of specifying the type and quantity of Products so ordered and Buyers' delivery requirements.

          18.10 SURVIVAL. The provisions contained in Paragraphs 1, 2.1(c), 5, 6,8-12, and 14-18 shall survive the termination for any reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.


AMERICAN HOME PRODUCTS                         SELFCARE, INC.
CORPORATION

By:_________________________                   By:________________________

Its:________________________                   Its:_______________________



AMERICAN CYANAMID COMPANY                      SELFCARE ACQUISITION CORP.


By:_________________________                   By:________________________

Its:________________________                   Its:_______________________

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT A
                                    ---------

                                    PRODUCTS
                                    --------


PRODUCT NAME                                      SKU
------------                                      ---


XX       XXXXXXXXXXXXXX                           XXXXXXX

XX       XXXXXXXXXXXXXXXXX                        XXXXXXX

XX       XXXXXXXXXXXXX     XXXXXXXXXXXXX          XXXXXXXX
                           XXXXXXXXXXXXXX         XXXXXXXX
                           XXXXXXXXXXXXXXX        XXXXXXXX
                           XXXXXXXXX              XXXXXXXX
                           XXXXXXXXXXXXXX         XXXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT B
                                    ---------

                             ANNUAL FORECAST (UNITS)
                             -----------------------

XX       XXXXXXXXXXXXXXXXX                                XXXXXXX

XX       XXXXXXXXXXXXXXXXX                                XXXXXXX

XX       XXXXXXXXXXXXXXXXXXXXXXXXXXXXX                    XXXXXXX
                       XXXXXXXXXXXXXXX                    XXXXXXX
                       XXXXXXXXXXXXXXX                    XXXXXXX
                       XXXXXXXXXXXXXXX                    XXXXXXX
                       XXXXXXXXXXXXXXX                    XXXXXXX


                   MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT C
                                    ---------

                             PRODUCT AND PRICE LIST
                             ----------------------


XX       XXXXXXXXXXXXXXXXX                                XXXXXXXX

XX       XXXXXXXXXXXXXXXXX                                XXXXXXXX

XX       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                   XXXXXXXX
                        XXXXXXXXXXXXXXX                   XXXXXXXX
                        XXXXXXXXXXXXXXX                   XXXXXXXX
                        XXXXXXXXXXXXXXX                   XXXXXXXX
                        XXXXXXXXXXXXXXX                   XXXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                    EXHIBIT D
                                    ---------

                                BATCH SIZE (DOZ.)
                                -----------------


PRODUCT                               BATCH SIZE (DOZ.)      P.O. LEAD TIMES

XXXXXXXXXXXXXXX                       XXXX                   XXXXXXXX

XXXXXXXX                              XXXX                   XXXXXXXX

XXXXXXXXXXXX   XXXXXXXXXXXXX          XXXX                   XXXXXXXX
               XXXXXXXXXXXXXX         XXXX                   XXXXXXXX
               XXXXXXXXXXXXXXX        XX                     XXXXXXXX
               XXXXXXXXX              XXX                    XXXXXXXX
               XXXXXXXXXXXXXX         XXXX                   XXXXXXXX


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONFIDENTIAL TREATMENT

                                                                      EXHIBIT D

                               TRANSITION SERVICES


1. Commencing on the Closing, Sellers will provide to Buyers certain transitional services relating to the Brands as set forth below and for the periods of time as set forth below.

2. With respect to the Brands, Sellers will provide the following administrative functions for a period not to exceed 90 days following the
     Closing:

          Sellers will assist Buyers to locate and enable a third party, acceptable to Buyers, to provide customers service, warehousing and distribution of Products for Buyers after the Closing Date. If such third party distributor cannot be located or made available to distribute Buyers' Products after Closing, Sellers agree to perform such distribution services including receiving customer orders (from Buyers), shipping Product from Sellers' distribution centers and promptly, within 5 business days after shipment, notifying Buyers of shipment. In addition to the provisions of the Supply Agreement, Buyers agree to pay to Sellers a percentage of the transfer price per Schedule __ of the respective Supply Agreement for each SKU distributed by Sellers as follows:

                First 30 days after closing - XX
                Next 30 days after closing - XX
                Next 30 days after closing - XX

          The XXXX charge set forth above will cover all freight, warehousing and other out-of-pocket costs of Sellers and will be due and payable within 30 days after the receipt of Sellers' invoice for such services. In no event shall Sellers be required to perform these Transition Services longer than ninety days after Closing.

3. Buyers will continue to have reasonable access to Sellers' manufacturing personnel knowledgeable about the Brands during the term of the Supply Agreement.

4. Buyers will continue to have reasonable access to Sellers' marketing and sales personnel knowledgeable about the Brands for 3 months following the Closing Date.


                     MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION